EXHIBIT 10.33

SUBLEASE

THIS SUBLEASE (the “Sublease”) between Zoll Medical Corporation, a Delaware corporation (“Zoll”), and Datawatch Corporation, a Delaware corporation (“Subtenant”), is dated June 17, 2011.

Background

A.           Zoll, as tenant, and Boston Properties Limited Partnership (“Landlord”), as landlord, executed a Lease (the “Prime Lease”) on December 29, 2010 under which Landlord leases to Zoll a portion of the building commonly known as Building One, Quorum Office Park, 271 Mill Road, Chelmsford, Massachusetts (the “Building”) consisting of approximately 75,274 square feet of rentable area (the “Prime Lease Space”), for a term ending on June 30, 2021, unless sooner terminated.  A copy of the Prime Lease (with certain financial information redacted) is attached to this Sublease as Exhibit A and, except as set forth in this Sublease, the terms of the Prime Lease are incorporated into this Sublease.

C.           Subtenant desires to sublease from Zoll, and Zoll desires to sublease to Subtenant, approximately 14,683 rentable square feet of the Prime Lease Space on the second floor of the Building, as depicted on Exhibit B (the “Premises”), all upon the terms and subject to the conditions and provisions of this Sublease.

Agreements

In consideration of the mutual covenants and promises contained in this Sublease and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, Zoll and Subtenant agree as follows:

1.  Sublease.  Subject to Section 5, Zoll subleases to Subtenant, and Subtenant subleases from Zoll, the Premises upon the terms and conditions set forth in this Sublease.  In addition, subject to the terms of the Prime Lease and this Sublease, to the extent that the Prime Lease grants the right to Zoll, Subtenant shall have the non-exclusive right to use in common with use by other tenants and occupants of Quorum Office Park (a) the common driveways and walkways necessary for access to the Building, (b) the entrances, lobbies, stairs, passenger elevators, and corridors necessary to access the Premises, (c) the loading docks and freight elevators in the Building, (d) the common toilets on the second floor of the Building, (e) the heating, air conditioning, plumbing, electrical, emergency life safety, and other mechanical systems and equipment serving the Premises, (f) the Cafeteria as defined in Section 2.2.1 of the Prime Lease (provided that Subtenant shall not be entitled to exercise the rights reserved to Zoll in the sixth sentence of Section 2.2.1 A, (g) the Fitness Center as defined in Section 2.2.2 of the Prime Lease, and (h) any other common areas and facilities as Zoll may designate in writing to Subtenant from time to time.

2.  Use.  Subtenant may use the Premises for those purposes permitted under the Prime Lease and for no other purpose.

3.  Term.  The term of this Sublease (the “Term”) will commence on July 1, 2011 (the “Commencement Date”) and, unless sooner terminated pursuant to the provisions of this Sublease, will expire on the earlier of June 30, 2016 or the prior termination of the Prime Lease.

4.  INTENTIONALLY OMITTED

5.  Notice to Landlord.  In connection with this Sublease,  Zoll agrees to give Tenant’s Proposed Transfer Notice (as defined in Section 5.6.4 of the Prime Lease) to Landlord within 3 business days after receipt of a fully-executed copy of this Sublease, and otherwise comply with the requirements of the Prime Lease regarding this Sublease. In connection with Zoll’s giving of the Tenant’s Proposed Transfer Notice and its compliance with Sections 5.6.4, 5.6.5 and 5.6.6 of the Prime Lease, Subtenant will promptly deliver to Zoll after request therefor any information reasonably requested by Zoll or Landlord with respect to the nature and operation of Subtenant’s business or the financial condition of Subtenant, provided that Zoll agrees to treat such information as confidential and to use reasonable efforts to ensure that Landlord does the same.  Subtenant agrees to enter into the separate written agreement with Landlord that is required by Section 5.6.6 of the Prime Lease and to otherwise comply with the terms thereof.

6.  Proportionate Share.  For purposes of this Sublease, Subtenant’s “Proportionate Share” is the percentage determined from time to time by dividing the rentable square feet of the Premises by the rentable square feet of the Building leased to Zoll from time to time.  As of the date of this Sublease, Subtenant’s Proportionate Share is agreed to be 19.51%

7.  Rent.  Beginning on the Commencement Date, and continuing  thereafter, Subtenant will pay to Zoll at Zoll’s address for notices set forth herein, or at such other address that Zoll designates in a notice to Subtenant, the following amounts at the following times, without notice, demand, set-off, or deduction, all of which (together with all other amounts that Subtenant owes to Zoll) is “Rent” under this Sublease:

Base Rent.  Beginning on the Commencement Date and throughout the Term, Subtenant will pay rent (“Base Rent”) to Zoll monthly in advance, no later than 5 days before the first day of each calendar month, in the amount of thirteen thousand four hundred and fifty nine dollars and forty two cents ($13,459.42), which amount is based on an annual rate of one hundred sixty one thousand five hundred thirteen dollars and no cents ($161,513.00), or $11.00 per square foot.  If the Commencement Date is a day other than the first day of a month, or if the Term ends on a day other than the last day of a month, Base Rent and Additional Rent will be prorated accordingly.

Additional Rent.

(i) Beginning on the Commencement Date and throughout the Term Subtenant will pay Subtenant’s Proportionate Share of Landlord’s Operating Expenses Applicable to the Premises (as defined in the Prime Lease) and Subtenant’s Proportionate Share of Landlord’s Tax Expenses Allocable to the Premises (as defined in the Prime Lease) due from Zoll to Landlord under the Prime Lease.  Subtenant will pay the amounts, or estimated amounts as

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determined by Landlord in accordance with Section 2.6 and Section 2.7 of the Prime Lease to Zoll at the time it pays Base Rent to Zoll.  If Zoll undertakes direct responsibility for making a payment or providing a service that would otherwise be included in Landlord’s Operating Expenses Applicable to the Premises or Landlord’s Tax Expenses Applicable to the Premises, then those amounts shall be included in Landlord’s Operating Expenses and Landlord’s Tax Expenses for purposes of this Section 7.B., but in no event will Subtenant be responsible for making duplicate payments for the same service.

(ii) Subtenant will obtain directly from the service provider all required utilities and services not provided by Landlord under the Prime Lease and, beginning on the Commencement Date, will pay the cost of those services directly to the service providers.  Subtenant shall install (or cause to be installed), at its cost, separate meters (or sub-meters if the applicable utility company does not permit separate meters) for those utilities.

(iii) Subtenant will pay to Zoll all other amounts payable by Zoll under the Prime Lease that are attributable to the Premises (as distinguished from the entire Prime Lease Space) or attributable to Subtenant, its agents, employees, customers, or invitees.  By way of example and not by way of limitation, charges by Landlord for furnishing air conditioning or heating to the Premises at times in addition to those certain times specified in the Prime Lease, costs incurred by Landlord in repairing damage to the Building caused by Subtenant, increased insurance premiums due as a result of Subtenant’s use of the Premises, Zoll’s reasonable out of pocket legal and other expenses incurred in connection with giving Tenant’s Proposed Transfer Notice and otherwise complying with the terms of Sections 5.6.4, 5.6.5 and 5.6.6 of the Prime Lease (such legal expenses not to exceed $5,000), and amounts expended or incurred by Landlord on account of any default by Subtenant which gives rise to a default under the Prime Lease would be amounts payable by Subtenant pursuant to this Section 7.B(iii).

Each amount due under this Section 7.B, and each other amount payable by Subtenant under this Sublease, unless a date for payment is provided for elsewhere in this Sublease, is due and payable on the earlier of the 10th day after the date on which Landlord or’ Zoll notifies Subtenant of the amount due and the date on which an amount is due under the Prime Lease.  Subtenant will pay Landlord on the due dates for services requested by Subtenant that are billed by Landlord directly to Subtenant rather than Zoll.

8.  Late Charges.  Unpaid Rent will bear interest from the date due until paid at an annual rate of the lesser of 12% or the maximum rate permissible by law,

9.  Condition of Premises; Subtenant’s Work; Surrender.

(a) Zoll has made no promise to alter, remodel, or improve the Premises and no representation respecting the condition of the Premises to Subtenant.  Subtenant has examined the Premises, is fully familiar with its physical condition, and accepts the Premises in its then present condition “AS IS” and “WHERE IS” as of the date of this Sublease with no express or implied warranties.

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(b) Upon the expiration of the Term, or upon any earlier termination of the Term or of Subtenant’s right to possession, Subtenant will remove all trade fixtures and personal property and surrender the Premises broom-clean and in at least as good condition as at the date Subtenant took possession, normal wear and tear and damage due to casualty or eminent domain excluded.  Subtenant will remove all alterations, additions, and improvements that Subtenant installs or constructs and that Landlord could require Zoll to remove at the end of the term of the Prime Lease , unless Zoll has expressly agreed in writing that the same may be left in place at the expiration or sooner termination of the Term.  Subtenant will repair all damage caused by its removal of its trade fixtures, personal property, alterations, additions, and improvements.  The terms of this Section 9(b) will survive the expiration or earlier termination of this Sublease.

10.  The Prime Lease.

(a) This Sublease and all rights of Subtenant under this Sublease and with respect to the Premises are subject to the terms, conditions, and provisions of the Prime Lease, except for the provisions of the Prime Lease deemed not applicable to this Sublease under this Section 10(a).  Subtenant assumes and agrees to perform faithfully and be bound by, with respect to the Premises, all of Zoll’s obligations, covenants, agreements, and liabilities under the Prime Lease and all terms, conditions, provisions, and restrictions contained in the Prime Lease except:

(i) that the following provisions of the Prime Lease do not apply to this Sublease: Sections 2.1, 2.2, 2.4, 2.5, the last paragraph of 2.6, 2.7.1, 2.7.2, 2.8(A), 3.0, 3.1, 3.2, 8.18, 8.20, 8.21, 8.22, 8.23, 8.24, or any provisions allowing or purporting to allow any rights or options of lease, expansion, reduction, cancellation, or extension, or any rent concessions, abatements, or construction allowances, or any rights, obligations, or covenants capable of being exercised or performed, as applicable, solely by Zoll;

(ii) that Zoll shall have no obligation to Subtenant to construct or install tenant improvements; and

(iii) Subtenant has a period of time equal to the greater of (A) one-half the period of time that the tenant under the Prime Lease has, or (B) five (5) business days to respond to or otherwise cure any notices given by Landlord under the Prime Lease, except in the case of an emergency, in which case Subtenant shall have the same amount of time to respond or cure as Zoll has under the Prime Lease.

(b) Without limitation of the foregoing:

(i) Subtenant shall not make any changes, alterations, or additions in or to the Premises without the prior written consent of Zoll and Landlord.  Zoll agrees to not unreasonably withhold, condition, or delay it consent, but may condition its consent on the consent of Landlord and may, to the extent that Landlord agrees to deal directly with Subtenant, require that Subtenant contact

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Landlord directly for its consent and take all other steps needed to assure that Zoll will have no additional obligations to Landlord under the Prime Lease.  If Zoll does not require that Subtenant contact Landlord directly for consent, or Landlord refuses to deal directly with Subtenant, then Zoll will request Landlord’s consent on behalf of Subtenant within a reasonable period of time (but no longer than ten (10) business days) after Zoll receives a written request from Subtenant.  Notwithstanding anything in this Section 10 to the contrary, Zoll’s and Landlord’s consent shall not be required for alterations which (a) are minor, cosmetic and non-structural in nature and do not exceed a cost of  $20,000, and (b) would not require Landlord’s consent if performed by Zoll under the terms of the Prime Lease.

(ii) If Subtenant desires to take any action, and the Prime Lease requires Zoll to obtain the consent of Landlord before undertaking that type of action, Subtenant will not undertake the action without the prior written consent of Zoll and Landlord.  Zoll agrees to not unreasonably withhold, condition, or delay its consent, but may condition its consent on the consent of Landlord and may, to the extent that Landlord agrees to deal directly with Subtenant, require that Subtenant contact Landlord directly for its consent and take all other steps needed to assure that Zoll will have no additional obligations to Landlord under the Prime Lease, If Zoll does not require that Subtenant contact Landlord directly for consent, or Landlord refuses to deal directly with Subtenant, then Zoll will request Landlord’s consent on behalf of Subtenant within a reasonable period of time (but no longer than ten (10) business days) after Zoll receives a written request from Subtenant.  Within 30 days of notice from Zoll, Subtenant will reimburse Zoll for all reasonable out of pocket costs, expenses, and reasonable attorneys’ fees that Zoll incurs in attempting to obtain a consent from Landlord.

(iii) Zoll has, with respect to Subtenant, all rights, privileges, options, reservations, and remedies granted or allowed to, or held by, Landlord under the Prime Lease, including without limitation, all rights given to Landlord and its agents and representatives by the Prime Lease to enter the Prime Lease Space.

(iv) Subtenant will maintain insurance of the kinds required to be maintained by Zoll under the Prime Lease, and in the following amounts:

Commercial  General Liability – Not less than $2,000,000 in the aggregate;

Commercial Umbrella – Not less than $5,000,000;

Comprehensive Automobile Insurance – Not less than $1,000,000;

Worker’s Compensation Insurance – Not less than $1,000,000.

All policies of liability insurance maintained by Subtenant shall name as additional insureds Landlord and Zoll and their respective officers, directors, shareholders, members, managers, or partners, as the case may be, and the respective agents and employees of each of them.  In addition, Subtenant will furnish Landlord and Zoll with evidence of the insurance coverage in amounts that Landlord or Zoll may reasonably require.

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(v) Neither Subtenant nor Zoll will do anything or suffer or permit anything to be done that could result in a default under the Prime Lease or permit Landlord to cancel the Prime Lease,

(c) Despite anything contained in this Sublease or in the Prime Lease to the contrary, Zoll and Subtenant agree that:

(i) Rent will not abate due to any damage to or destruction of the Premises unless, and then only to the extent that, rent and other payments actually abate under the Prime Lease with respect to the Premises.

(ii) Subtenant is not entitled to any portion of the proceeds of any award for a condemnation or other taking, or a conveyance in lieu of a condemnation or taking, of all or any portion of the Building, the Prime Lease Space, or the Premises, but Subtenant may pursue a separate action against the applicable governmental authority for an award with respect to the Sublease and Subtenant’s costs and expenses of relocation as a result of the condemnation or other taking.  Rent will not abate due to any condemnation or other taking unless, and then only to the extent that, rent and other payments actually abate under the Prime Lease with respect to the Premises.

(iii) Subtenant is not entitled to exercise or have Zoll exercise any option under the Prime Lease, including, without limitation, any option to terminate or extend the term of the Prime Lease or lease additional space.

(iv) If the terms of the Prime Lease conflict with the terms of this Sublease, the terms of this Sublease control as between Zoll and Subtenant.

(d) Zoll does not assume the obligations or liabilities of Landlord under the Prime Lease and is not making the representations or warranties, if any, made by Landlord in the Prime Lease, With respect to work, services, repairs, and restoration or the performance of other obligations required of Landlord under the Prime Lease, Zoll agrees, upon written request from Subtenant, to use reasonable efforts (which efforts shall include, to the extent necessary, sending notice and demand letters and default notices to Landlord on Subtenant’s behalf within a reasonable period of time [but no longer than ten (10) business days] after receipt of a written request from Subtenant) to obtain the same from Landlord, and, if Landlord’s failure to perform continues, Zoll agrees, at Subtenant’s option, to either (a) at Subtenant’s sole cost and expense, exercise Zoll’ self-help rights set forth in Section 8.17(B) of the Prime Lease to perform the repairs that Landlord failed to perform or (b) enforce Landlord’s obligations and liabilities under the Prime Lease in a manner reasonably directed by Subtenant, including litigation if necessary.  All out of pocket costs and expenses, including, without limitation, attorneys’ fees, incurred by Zoll in exercising its self-help rights and attempting to enforce Landlord’s obligations and liabilities under the Prime Lease on behalf of Subtenant as aforesaid shall be reimbursed by

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Subtenant within ten (10) business days of receipt of notice from Zoll, and shall be deemed Rent due and payable under this Sublease.  Zoll shall not be liable in damages, nor shall Rent abate (unless, and then only to the extent that, rent and other payments actually abate under the Prime Lease with respect to the Premises), for or on account of any failure by Landlord to perform the obligations and duties imposed on it under the Prime Lease.  If Zoll is reimbursed by Landlord for any costs incurred by Zoll in exercising a self-help remedy on Subtenant’s behalf, or if any attorneys’ fees are awarded to Zoll in any litigation pursued on Subtenant’s behalf, then the amount reimbursed to Zoll shall be passed through to Subtenant to the extent those amounts are actually received by Zoll.

(e) In addition to and not in limitation of any provisions of the Prime Lease, including any and all Rules and Regulations promulgated by the Landlord pursuant to Section 5.4 of the Prime Lease, Subtenant shall abide by all reasonable rules and regulations promulgated by Zoll from time to time of which Subtenant has been given notice, including all rules and regulations prohibiting the smoking of tobacco products in and around the Premises, the Building or elsewhere in the Quorum Office Park.

(f) Nothing contained in this Sublease shall be construed to create privity of estate or contract between Subtenant and Landlord except the agreements of Subtenant in Sections 16 and 17 in favor of Landlord, and then only to the extent set forth in those sections.

(g) Zoll represents and warrants to Subtenant that (i) Zoll has delivered to Subtenant a full, true and complete copy of the Prime Lease (with certain financial information redacted), which is attached hereto as Exhibit A, (ii) the Prime Lease is, as of the date hereof, in full force and effect, (iii) as of the date hereof, to the best of Zoll’s knowledge, no event of default has occurred under the Prime Lease and no event has occurred and is continuing which would constitute an event of default but for the requirement of the giving of notice and/or the expiration of the period of time to cure, and (iv) subject to the terms and conditions set forth in the Prime Lease, Zoll has the right to enter into this Sublease.

11.  Subtenant Signage.  Subject to obtaining Landlord’s consent as required under the Prime Lease, Subtenant shall have the right to place identification signage at the entrance to the Premises and to be identified in the directory of the Building.  All of Subtenant’s signage will be subject to Landlord’s consent and will be maintained by Subtenant at its cost in accordance with all laws and legal requirements.  Subtenant will pay all costs relating to its signage, including, without limitation, costs to install maintain, and remove its signage on the expiration or earlier termination of this Sublease.  At the end of the Term, Subtenant will remove all signs and repair all damage to the Premises or the Building caused by the signs or the removal of the signs.

12.  Parking Spaces.  Subject to Zoll’s right to use certain parking spaces pursuant to Section 2.2.1 of the Prime Lease, Subtenant shall have the right to use its Proportionate Share of the parking spaces that Landlord provides to Zoll, which is currently 4 spaces per 1,000 rentable square feet of the Premises (resulting in a total of 59 parking spaces for use by Subtenant).

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13.  Default.

(a) Upon the happening of any of the following, Subtenant will be in default under this Sublease and Zoll may exercise, without limitation of any other rights and remedies available to it under this Sublease or at law or in equity, and any and all rights and remedies of Landlord set forth in the Prime Lease in the event of a default by Zoll under the Prime Lease:

(i) Subtenant fails to pay any Rent when due, and the failure continues for 5 days after receipt of notice from Zoll to Subtenant, except that if Subtenant fails to pay rent when due twice during any consecutive 12 month period, then the next time or times that Subtenant fails to pay Rent when due during that 12 month period, Subtenant shall be in default whether or not Zoll notifies Subtenant of the failure;

(ii) Subtenant fails to perform or observe any other covenant or agreement set forth in this Sublease for 30 days after notice from Zoll describing such failure in reasonable detail, unless compliance is not possible within 30 days despite the use of diligent efforts and Subtenant begins to cure such failure within 20 days and diligently pursues such cure to completion; or

(iii) any other event occurs that involves Subtenant or the Premises and that would constitute a default under the Prime Lease if it involved Zoll or the Prime Lease Space, except for a default under Section 7.l(A)(i) of the Prime Lease for Zoll’ failure to pay rent under the Prime Lease when due;

(b) If Subtenant fails or refuses to timely make any payment or perform any covenant or agreement under this Sublease, Zoll may make the payment or perform the covenant or agreement (but shall not have any obligation to Subtenant to do so).  In such event, amounts so paid and amounts expended in undertaking such performance, together with all costs and expenses, including reasonable attorneys’ fees incurred by Zoll in connection therewith, shall be Rent.

(c) Zoll shall in no event be in default in the performance of any of Zoll’s obligations under this Sublease unless and until Zoll shall have failed to perform those obligations within 30 days (or such longer period as is reasonably needed to cure the default if Zoll has commenced to cure the default and is diligently pursuing the cure to completion) after notice from Subtenant to Zoll properly specifying the default.

14.  Non-Waiver.  Failure of Zoll or Subtenant to declare any default or delay in taking any action in connection with a default shall not waive the default.  No receipt of moneys by Zoll from Subtenant after the termination in any way of the Term or of Subtenant’s right of possession or after the giving of any notice shall reinstate, continue, or extend the Term or affect any notice given to Subtenant or any suit commenced or judgment entered before receipt of those moneys.

15.  Cumulative Rights and Remedies.  All rights and remedies of Zoll and Subtenant under this Sublease are cumulative and none shall exclude any other rights or remedies allowed by law.

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16.  Waiver of Claims; Indemnity.

(a) Subtenant releases and waives all claims against Landlord and Zoll and each of their respective officers, directors, shareholders, partners, agents, members, managers, and employees and their respective successors and assigns for injury or damage to person, property, or business sustained in or about the Premises by Subtenant other than by reason of Zoll’ or Landlord’s negligence or willful misconduct and except in any case which would render this release and waiver void under law.

(b) Subtenant agrees to indemnify and defend Landlord and Zoll and each of their respective officers, directors, shareholders, partners, agents, members, managers, and employees and their respective successor and assigns, from and against any and all losses, claims, demands, costs, and expenses of every kind and nature, including attorneys’ fees and litigation expenses, to the extent arising from Subtenant’s occupancy of the Premises, Subtenant’s construction of any leasehold improvements in the Premises or from any breach or default on the part of Subtenant in the performance of any agreement or covenant of Subtenant to be performed or performed under this Sublease or pursuant to the terms of this Sublease, or from any act or omission of Subtenant or its agents, officers, employees, guests, servants, invitees, or customers in or about the Premises or the Building.  At Zoll’s request, Subtenant will defend such proceeding at its sole cost and expense by legal counsel reasonably satisfactory to Zoll and Landlord.

17.  Waiver of Subrogation.  Despite anything in this Sublease to the contrary, Zoll and Subtenant each waive all rights of recovery, claims, actions, or causes of action against the other and the officers, directors, shareholders, partners, agents, and employees of each of them, and Subtenant waives any and all rights of recovery, claims, actions, or causes of action against Landlord and its agents, officers, directors, partners, members, managers, and employees and their respective successors and assigns, for any loss or damage that may occur to the Premises, any improvements to the Premises, or any personal property of any person in the Premises by reason of fire, the elements, or any other cause insured against under valid and collectible fire and extended coverage insurance policies, regardless of cause or origin, including negligence, except in any case which would render this waiver void under law, to the extent that such loss or damage is actually recovered under said insurance policies.

18.  Brokerage Commission.  Each party represents and warrants to the other that, other than FHO Partners (whose commission will be payable by Zoll pursuant to separate agreements), it has had no dealings with any real estate broker or agent in connection with this Sublease, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Sublease.  This Section 18 is not intended to create any third party beneficiary rights.  Each party agrees to protect, defend, indemnify, and hold the other and its officers, directors, partners, members, managers, agents, and employees and their respective successors and assigns harmless from and against any and all claims inconsistent with the foregoing representations and warranties for any brokerage, finders or similar fee or commission in connection with this Sublease, if such claims are based on or relate to any act of the indemnifying party which is contrary to the foregoing representations and warranties.

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19.  Successors and Assigns.  This Sublease shall be binding upon and inure to the benefit of the successors and assigns of Zoll, and shall be binding upon and inure to the benefit of the successors of Subtenant and, to the extent any such assignment may be approved (unless no such approval is required under this Sublease), Subtenant’s assigns.  In addition, Subtenant acknowledges and agrees that Zoll has the absolute and unqualified right to assign this Sublease subject to the consent of Landlord, provided that the assignee assumes in writing all obligations of Zoll under this Sublease.

20.  Assignment and Subletting.

(a) Subtenant shall not (directly or indirectly by operation of law or otherwise) assign this Sublease nor sublet or otherwise transfer its interest in all or any part of the Premises without the prior written consent of Landlord and Zoll.  Zoll agrees to not unreasonably withhold, condition, or delay its consent, but may condition its consent on the consent of Landlord and may require that Subtenant contact Landlord directly for its consent and take all other steps needed to assure that Zoll will have no additional obligations to Landlord under the Prime Lease.  If Subtenant wishes to assign or transfer this Sublease or sublet all or any part of the Premises, it shall give notice in writing of such intention to Landlord and Zoll, furnishing Landlord and Zoll with a copy of the proposed assignment, transfer, or sublease document and full information as to the identity and financial status of the proposed assignee or subtenant.  Zoll will then, within 15 days of receipt of such notice, approve or reject such assignment or subletting by notice to Subtenant.  If no such response is given within the required 15 day period, then Zoll shall be deemed to have elected to approve the assignment or subletting.

(b) Despite the foregoing, subject to the terms of the Prime Lease, Subtenant may, without Zoll’s consent, assign this Sublease or sublet all or a portion of the Premises to its parent entity, any wholly-owned subsidiary of Subtenant, or any affiliate wholly-owned by Subtenant’s parent entity (each an “Affiliate Assignee”) provided that: (i) Subtenant shall have given Zoll at least 30 days prior notice of the assignment or sublease; (ii) Subtenant shall not be in default under any of the provisions of this Sublease at the time of the assignment or sublease; and (iii) the Affiliate Assignee delivers to Landlord and Zoll the assignment, sublease, or other written instrument in which Affiliate Assignee agrees to assume and be bound by all the conditions, obligations, and agreements of Subtenant contained in this Sublease.

(c) Despite any assignment, sublease, or other transfer, Subtenant shall remain liable under this Sublease and shall not be released without the express written agreement of Landlord and Zoll.  The consent by Landlord and Zoll to any assignment or subletting shall not constitute a waiver of the necessity for consent to any subsequent assignment or subletting.  Within 10 days after Subtenant receives payment under an assignment, sublease, or other transfer of the Premises or this Sublease, Subtenant will pay Zoll 50% of all rent and consideration that Subtenant receives from that transfer that exceeds Rent (or if only a portion of the Premises is being sub-sublet, 50% of all rent and consideration that Subtenant receives over the portion of the Rent then payable to Zoll allocated on a square footage basis to the sub-sublet space), less the actual and reasonable out-of-pocket costs and expenses incurred by Subtenant in connection with the assignment or subletting of the Premises, including, but not limited to, attorneys fees, marketing expenses, rent concessions, brokerage commissions, any alteration costs and allowances.

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21.  Entire Agreement.  This Sublease contains all the terms, covenants, conditions, and agreements between Zoll and Subtenant relating in any manner to the rental, use, and occupancy of the Premises. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect.  The terms, covenants, and conditions of this Sublease cannot be altered, changed, modified, or added to except by a written instrument signed by Zoll and Subtenant and consented to by Landlord in writing.

22.  Notices.

(a) If any notice from Landlord or otherwise relating to the Prime Lease is delivered to the Premises or is otherwise received by Subtenant, Subtenant shall, as soon thereafter as possible but in any event within 2 business days, deliver that notice to Zoll if that notice is written or advise Zoll of the notice by telephone if the notice is oral.

(b) All notices and demands required, desired, or permitted to be given by either party to the other with respect to this Sublease or the Premises, including without limitation notices of default given by either party, shall be in writing and shall not be effective for any purpose unless it is served either by personal delivery with a receipt requested, by nationally recognized overnight courier service such as Federal Express or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

if to Zoll:	Zoll Medical Corporation
269 Mill Road
Chelmsford, MA 01824
Attn:           General Counsel

with a copy to:
Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA 02109-2881
Attn:           Alexander Randall, Esq.

if to Subtenant:                     Datawatch Corporation
271 Mill Road
Chelmsford, MA  01824
Attn:          Vice President and Chief Financial Officer

with a copy to:
Choate Hall & Stewart LLP
Two International Place
Boston, MA 02110
Attn:        William B. Asher, Jr., Esq., and
Kathryn G. McArdle, Esq.

Notices and demands shall be deemed to have been received when delivered, if delivered in hand, or one (1) business day following mailing, if sent by overnight courier, or three (3) business days after mailing, if sent via certified mail, return receipt requested by the United States Postal Service, otherwise upon actual receipt.  Either party may change its address for receipt of notices by giving notice to the other party.

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23.  Security Deposit.

(a) Upon full execution and delivery of this Sublease, Subtenant shall deliver to Zoll a security deposit in the amount of $26,918.84 (the “Security Deposit”) to be held by Zoll during the term of this Sublease as security for the full, faithful, and punctual performance by Subtenant of all the covenants of this Sublease on Subtenant’s part to be performed, it being understood that the Security Deposit is not to be considered prepaid rent.  Zoll may use all or any portion of the Security Deposit to satisfy past due Rent or to cure any default by Subtenant under this Sublease (subject to any applicable notice or cure periods set forth in this Sublease).  If Zoll uses any portion of the Security Deposit in accordance with this Section 23, Subtenant shall, within 10 business days after written demand therefor, restore the Security Deposit to its original amount.  The Security Deposit, or any balance thereof, shall be promptly refunded to Subtenant without interest, subject to Subtenant’s satisfactory compliance with its covenants hereunder, following the termination of this Lease.

(b) Zoll’s use of the Security Deposit shall not be construed to limit the amount of damages recoverable by Zoll or prevent Zoll from exercising any other right or remedy available to Zoll under this Sublease, at law, or in equity and shall not be construed as liquidated damages.

24.  Holding Over.  If Subtenant fails to vacate the Premises at the end of the Term, then Subtenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Zoll may be entitled for Subtenant’s holding over, (a) Subtenant shall pay, in addition to the other Rent, (i) Base Rent equal to 200% of the Base Rent payable during the last month of the Term, and (b) Subtenant shall otherwise continue to be subject to all of Subtenant’s obligations under this Sublease.  In addition, Subtenant shall pay Zoll all direct damages and, if Subtenant fails to vacate the Premises within 60 days after the expiration of the Term, consequential damages, sustained by reason of Subtenant’s retention of possession.  The provisions of this Section 24 do not limit the Zoll’s rights of reentry or any other right under this Sublease.

25.  Intentionally Omitted.

26.  Intentionally Omitted.

27.  Quiet Enjoyment.  If Subtenant pays Rent and the other amounts due under this Sublease, and observes and performs all the covenants, terms and conditions of this Sublease (subject to any applicable notice and cure periods), Subtenant shall peaceably and quietly hold and enjoy the Premises for the Term without interruption by Zoll or any person or persons claiming by, through or under Zoll, subject, nevertheless, to the terms and conditions of this Sublease.

28.  Counterparts; Facsimile Signatures.  This Sublease may be executed in one or more counterparts, each of which taken together shall constitute one original document.  A counterpart of this Sublease transmitted by facsimile will, if it is executed, be deemed in all respects to be an original document, and any signature thereon shall be deemed an original signature and shall have the same binding legal effect as an original executed counterpart of this Sublease.

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29.  Authority.  Zoll and Subtenant each represents to the other that it, and the person signing this Sublease on its behalf, has the power and authority to bind it to this Sublease.

30.  Governing Law.  This Sublease shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, regardless of its conflicts of laws principles.

31.  Recordation.  Subtenant shall not record (or cause to be recorded) this Sublease or a memorandum or other notice of this Sublease in any public office without the express written consent of Zoll and Landlord.  A breach by Subtenant of this covenant shall constitute a material default by Subtenant under this Sublease.

32.  Effectiveness.  No lease, sublease, or obligation on Zoll will arise until both Zoll and Subtenant have signed and delivered this instrument, and Zoll has obtained Landlord’s Consent.

[The signature page follows]

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Signed:

SUBTENANT:		ZOLL:

Datawatch Corporation, a Delaware corporation		Zoll Medical Corporation, a Delaware corporation

By:	/s/ Murray P. Fish	By:	/s/ Jonathan Rennelt
Name:	Murray P. Fish	Name:	Jonathan Rennelt
Title:	CFO	Title:	President

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EXHIBIT A

PRIME LEASE

[See attached]

A-1

REDACTED

QUORUM OFFICE PARK
MILL ROAD. CHELMSFORD. MASSACHUSETTS

LEASE DATED DECEMBER 29, 2010

THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a certain office park known as Quorum Office Park, and in certain buildings, including building connector, known as, and with an address at, 269 and 271 Mill Road, Chelmsford, Massachusetts.

The parties to this Indenture of Lease hereby agree with each other as follows:

ARTICLE I

REFERENCE DATA

1.1           Subjects Referred To:

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

LANDLORD:	BOSTON PROPERTIES LIMITED PARTNERSHIP

LANDLORD'S ORIGINAL ADDRESS:	c/o Boston Properties, Inc. 800 Boylston Street Boston, Massachusetts 02199-8001 (with copies, if any required under Section 8.12 below)

LANDLORD'S CONSTRUCTION REPRESENTATIVE:	Mike Bowers

TENANT'S CONSTRUCTION REPRESENTATIVE:	Mike Cole

TENANT:	ZOLL MEDICAL CORPORATION

TENANT'S ORIGINAL ADDRESS:	269 Mill Road Chelmsford, Massachusetts 01824 (with copies, if any required under Section 8.12 below)

COMMENCEMENT DATE:	July 1, 2011

RENT COMMENCEMENT DATE:	January 1, 2013

ORIGINAL TERM:	July 1, 2011 through June 30, 2021, unless extended or sooner terminated as provided in this Lease.

EXTENSION OPTIONS:

TERM (OR LEASE TERM):
All references in this Lease to the Term or Lease Term shall mean the Original Term and if, but only if, extended pursuant to Section 2.4.0, the Original Term as extended by the applicable extension option periods unless otherwise specifically provided in this Lease.

THE SITE:	That certain parcel of land known as the Quorum Office Park in Chelmsford and Billerica, Massachusetts, being more particularly described in Exhibit A attached hereto.

BUILDING ONE:	The building known as and numbered 271 Mill Road, Chelmsford, Massachusetts, located on the Site and containing the Total Area set forth below.

BUILDING TWO:
(a) The building known as and numbered 269 Mill Road, Chelmsford, Massachusetts, located on the Site (the "269 Mill Road Building") and containing the Total Area set forth below, together with (b) the building connector (the "Connector"), which connects the 269 Mill Road Building to Building One, and containing the Total Area set forth below.

THE BUILDINGS:	Building One and Building Two.

THE PROPERTY:	Building One and Building Two together with all parking areas. The Site and all improvements (including. without limitation. landscaping, drives, roads) from time to time thereon and thereto.

THE PREMISES:
(a) All of Building Two (which includes the Connector) (the "Building Two Premises"); and (b) a portion of Building One (the "Building One Premises") consisting of space on the first and second floors of Building One in accordance with the floor plan attached hereto as Exhibit B; subject to the provisions of Section 2.1 hereof. Collectively, the Building Two Premises and the Building One Premises are hereinafter referred to as the "Premises".

TOTAL NUMBER OF TENANT'S PARKING SPACES:
To be provided at the rate of four (4) spaces per 1,000 square feet of (a) the "Total Area of the 269 Mill Road Building" (as defined below) (which expressly excludes the Connector and is agreed to be 137,854 rentable square feet) plus (b) the "Floor Area of the Building One Premises" (as defined below) (agreed to be 75,274 rentable square feet). The Total Number of Tenant's Parking Spaces shall be adjusted up or down (based on the parking ratio specified above multiplied by the rentable area of the Premises from time to time) in the event that the Floor Area of the Premises is modified pursuant to the terms hereof. For purposes of clarification, in no event shall Tenant be entitled to parking spaces attributable to the area of the Connector. As of the Commencement Date, the Total Number of Tenant's Parking Spaces shall be eight hundred and fifty three (853).

ANNUAL FIXED RENT:	(a) During the Original Term of this Lease beginning on the Commencement Date and continuing through the last day of the Original Term. at the net annual rate equal to the product of (i) the "Floor Area of the Premises" (hereinafter defined) and (ii) and

(b) During the extension option periods (if exercised). as determined pursuant to Section 2.4.0.

ADDITIONAL RENT:	All sums, amounts, charges and additional rent payable by Tenant under this Lease except Annual Fixed Rent.

OPERATING EXPENSES:	As provided in Section 2.6 hereof.

REAL ESTATE TAXES:	As provided in Section 2.7 hereof.

TENANT ELECTRICITY:	As provided in Section 2.8 hereof.

FLOOR AREA OF	220,738 square feet'.
THE PREMISES:

TOTAL AREA OF BUILDING ONE:	122,063 rentable square feet.

FLOOR AREA OF THE BUILDING ONE PREMISES:	75,274 rentable square feet.

TOTAL AREA OF 269 MILL ROAD BUILDING:	137,854 rentable square feet.

TOTAL AREA OF THE CONNECTOR:	7,610 usable square feet.

TOTAL AREA OF BUILDING TWO (WHICH INCLUDES THE CONNECTOR):	145,464 square feet.

FLOOR AREA OF	145,464 square feet.

_____________

1 Notwithstanding anything to the contrary herein. the parties agree that the square footage areas specified in this Section 1.1 have been calculated in both rentable areas and usable areas, have been agreed to in advance and are not subject to re-measurement unless in connection with an actual. physical change in the size or the Premises and/or the Buildings. where expressly contemplated herein or as may be expressly permitted hereby. Wherever in this lease the "area" of a certain space is referenced. or a definition is used, it shall refer to the numeral specified abase in the definition of the relevant term, without regard to the measurement methodology (i.e.. usable square feet and square feet (without specification) shall be treated the same as rentable square feet and vice versa).

THE BUILDING TWO PREMISES (WHICH INCLUDES THE CONNECTOR):

TOTAL AREA OF THE OF THE BUILDINGS:	267,527 square feet.

PERMITTED USES:
Business or professional office purposes, light manufacturing (including fabrication, assembly, processing, finishing work or packaging), distribution and uses ancillary or accessory to the foregoing, all to the extent permitted either as of right or by special permit or variance existing on the date hereof, from time to time, under the Town of Chelmsford Zoning By-Law and, if applicable, taking into account grandfathering rights provided therein or in Massachusetts General Laws, Chapter 40A. Subject to receipt of Landlord's approval, which approval may not be unreasonably withheld, Tenant may, at its sole cost and expense, seek a special permit or variance for permitted use under the Town of Chelmsford Zoning By-Law, to the extent such use is one of the enumerated "uses" set forth above (which includes the "ancillary or accessory" uses expressly permitted above).

RECOGNIZED BROKER:	FHO Partners, LLC One International Place Boston, Massachusetts 02110

THE ZOLL/TELLABS SUBLEASE:
That certain sublease dated April 17, 2003 between Tellabs Operations, Inc., as sublandlord ("Tellabs"), and Tenant, as subtenant, as amended by First Amendment to Sublease dated February 29, 2008, pursuant to which Tenant subleased a portion of the Premises (the "Subleased  Premises") and the term of which expires on June 29, 2011 (the °Sublease Expiration  Date").

THE ZOLL/SIEMENS SUB-SUBLEASE:
That certain sub-sublease dated January 29, 2009 between Nokia Siemens Networks US LLC, as sub-sublandlord ("Siemens"). and Tenant, as sub-subtenant, pursuant to which Tenant sub-subleased a portion of the Premises (the "Sub-Subleased Premises") and the term of which expires on June 29, 2011 (the "Sub-Sublease Expiration Date").

1.2           Exhibits. There are incorporated as part of this Lease:

EXHIBIT A     Legal Description of Site

EXHIBIT B     Building One Premises Floor Plan

EXHIBIT C     Broker Determination

EXHIBIT C-1         First Offer Space Broker Determination

EXHIBIT D            Building Two (269 Mill Road and Connector) Landlord's Services

EXHIBIT D-1         Building One (271 Mill Road) Landlord's Services

EXHIBIT E             Form of Certificate of Insurance

EXHIBIT F             Tellabs Equipment

1.3          Table of Articles and Sections

ARTICLE 1-REFERENCE DATA

1.1      Subjects Referred to

1.2      Exhibits

1.3      Table of Articles and Sections

ARTICLE II-THE BUILDINGS, PREMISES, TERM AND RENT

2.1      Demise of the Premises

2.2      Rights To Use Common Facilities

           2.2.1  Cafeteria

           2.2.2   Fitness Center

           2.2.3  Tenant's Parking

        2.3      Landlord's Reservations

     2.4      Original Term

         2.4.0   Extension Options

         2.5      Annual Fixed Rent

         2.6      Operating Expenses

         2.7      Real Estate Taxes

         2.8      Tenant Electricity

ARTICLE III-CONDITION OF PREMISES; ALTERATIONS

     3.0     Condition of the Premises

         3.1     Alterations and Additions

         3.2     General Provisions Applicable to Construction

ARTICLE IV-LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS

4.1      Landlord's Covenants

4.1.1  Services Furnished by Landlord

4.1.2  Additional Services Available to Tenant

4.1.3  Building Structural Elements

4.1.4  Building Facilities and Roof Obligations

4.1.5  Driveways, Roadways and Landscaping

4.2      Interruptions and Delays in Services and Repairs, etc.

ARTICLE V- TENANT'S COVENANTS

5.1      Payments

5.2      Repair and Yield

5.3       Use

5.4      Obstructions; Items Visible From Exterior; Rules and Regulations

5.5      Safety Appliances; Licenses

5.6      Assignment; Sublease

5.6.1 Exceptions for Mergers and Affiliate Transactions 5.6.2 Landlord's Termination Right

5.6.3 Landlord's Consent

5.6.4 Tenant's Notice

5.6.5 Assignment/Sublease Profits

5.6.6 Additional Conditions

5.7      Tenant's Indemnity; Insurance

5.8      Personal Property at Tenant's Risk

5.9      Landlord's Right of Entry

5.10    Floor Load; Prevention of Vibration and Noise 5.1 1 Personal Property Taxes

5.12    Compliance with Laws

5.13    Payment of Litigation Expenses

5.14    Patriot Act

ARTICLE VI-CASUALTY AND TAKING

6.1      Fire and Casualty-Termination or Restoration; Rent Adjustment

6.2      Uninsured Casualty

6.3      Eminent Domain-Termination or Restoration

6.4      Eminent Domain Damages Reserved

ARTICLE VII-DEFAULT

7.1       Tenant's Default

7.2       Landlord's Default

ARTICLE VIII-MISCELLANEOUS PROVISIONS

8.1      Extra Hazardous Use

8.2       Waiver

8.3      Cumulative Remedies

8.4       Quiet Enjoyment

8.5      Notice To Mortgagee and Ground Lessor

8.6       Assignment of Rents

8.7       Surrender

8.8       Brokerage

8.9      Invalidity of Particular Provisions

8.10     Provisions Binding, Etc.

8.11     Recording; Confidentiality

8.12     Notices

8.13    When Lease Becomes Binding

8.14   Article Titles and Section Headings

8.15   Rights of Mortgagee

8.16      Status Reports and Financial Statements

8.17      Landlord's and Tenant's Sell-Help

8.18      Holding Over

8.19       Omitted

8.20       Tenant's Right of First Offer to Purchase the Entire Property

8.21      Tenant's Right of First Offer to Lease Third Floor Space in Building One

8.22       Signage

8.23       Tenant Equipment

8.24       Emergency Generator

8.25       Late Payment

8.26       Arbitration

8.27       Consents

8.28       Governing Law

ARTICLE II

BUILDING, PREMISES, TERM AND RENT

2.1           DEMISE OF THE PREMISES. Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, the Premises, excluding (i) exterior walls. and (ii) with respect to Building One, common stairways and stairwells, elevators and elevator shafts and vestibules, mechanical rooms. electric, telephone and janitors closets, and pipes, ducts, shafts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of Building One or the Site, and if the Premises in Building One includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor. Notwithstanding anything to the contrary herein contained, if Landlord shall exercise any right provided under Section 5.6.2 below to terminate this Lease with respect to any portion of the Premises in Building Two, the term "Premises" shall thereafter exclude not only the recaptured portion of such space but also the common stairways and stairwells, elevators and elevator walls, mechanical rooms, electric, telephone and janitors closets, and pipes, ducts, shafts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Buildings or the Site, and if the Premises includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor. It is understood and agreed that if the Tenant shall cease to directly lease the 269 Mill Road Building in its entirety, the term "Premises" shall be deemed to be the Building One Premises plus the Connector plus the rentable floor area of that portion of the 269 Mill Road Building which Tenant continues to directly lease, and Tenant's obligations on account of Annual Fixed Rent and other payments under this Lease that are based upon the Floor Area of the Premises shall be reduced accordingly.

The term "Site" means all, and also any part of, the land described in Exhibit A, plus any additions or reductions thereto resulting solely from the change of any abutting street line and all parking areas and structures.

2.2           RIGHTS TO USE COMMON FACILITIES. Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with use by other tenants from time to time of the Property, subject to reasonable rules of general applicability to tenants of the Property from time to time made by Landlord of which Tenant is given notice (a) the pipes, ducts, conduits, wires, plenum spaces and appurtenant meters and equipment, mechanical rooms, janitorial, electrical and telecom closets, loading docks and bays, serving the Buildings, if any, which shall exist from time to time, (b) common walkways, driveways and roadways located on the Site, (c) if Tenant shall cease to directly lease the entire Building Two or Building One, any common lobbies, corridors, stairways, elevators and loading platform of Building Two or Building One, respectively, and (d) if the Premises includes less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor.

2.2.1       CAFETERIA.

A. Landlord and Tenant acknowledge that there is currently a cafeteria in Building One (the "Cafeteria"). Landlord hereby agrees that so long as at least 120.000 rentable square feet of the Property is leased and occupied. Landlord shall cause the Cafeteria to be maintained and operated for the benefit of tenants of the Property. The cafeteria vendor and any changes or additions to the quality or type of food and service to be provided in the Property shall be at the reasonable discretion of Landlord. The Cafeteria may be operated. at Landlord's election with a vendor /service provider or agent. The Cafeteria shall provide breakfast and lunch, hours of operation to be reasonably determined by Landlord from time to time. Notwithstanding the foregoing, Landlord acknowledges that Tenant will bear the largest portion of the Landlord's Operating Expenses and, accordingly, so long as the original Tenant shall directly lease and occupy at least fifty percent (50%) of the Total Area of the Buildings, Landlord agrees to consult with Tenant in the event that Landlord intends to make any substantial change in the Cafeteria or its operation from that existing on the date of this Lease, which may include, without limitation, the size and layout, the identity of the operator, the type and quality of food served, and the hours of operation. Although the parties agree to act in good faith in order to agree upon any of the proposed changes aforesaid which are reasonably satisfactory to both Landlord and Tenant, it is understood and agreed that the reasonable determination of Landlord with respect to all aspects of the Cafeteria and its operation shall govern in the event of any dispute between the parties.

B. Subject to reasonable rules and regulations promulgated by Landlord or the operator of the Cafeteria in accordance with Section 5.4 below, Tenant shall have access to the Cafeteria during all Cafeteria operating hours as may be reasonably determined by Landlord from time to time. In addition, Tenant shall have the non-exclusive right, in common with other tenants at the Property, and subject to Landlord's right to schedule such use to accommodate the needs of Tenant and the other occupants of the Property, to reserve the Cafeteria on an as-needed basis for private meetings, functions, etc., after normal business hours upon Landlord's reasonable approval and at a fee reasonably determined by Landlord from time to time, which fee shall reflect any costs incurred in connection with providing such after-hours access.

C. The cost to Landlord to operate the Cafeteria shall be included in Landlord's Operating Expenses.

2.2.2       FITNESS CENTER.

Landlord and Tenant acknowledge that there is currently a Fitness Center in Building One (the "Fitness Center"). Landlord hereby agrees that so long as at least 120,000 rentable square feet of the Property is leased and occupied, Landlord shall continue to cause the Fitness Center to be maintained and operated for the benefit of tenants of the Property with facilities and equipment of at least the same type and quality as what is currently in place. The parties acknowledge and agree that the costs of the maintenance, repairs and replacements (subject to amortization of any capital expenditures) of the fitness center are components of Landlord's Operating Expenses. Landlord rescues the right to impose reasonable rules and regulations relating, to the use of the Fitness Center subject to and in accordance with Section 5.4 below, including, without limitation, requiring each user of the Fitness Center to sign a waiver of liability in favor of Landlord in such form as may be required by Landlord, in its sole discretion. Landlord intends that the Fitness Center will not be manned by Landlord.

2.2.3        TENANT'S PARKING. In addition. Landlord shall maintain, and Tenant (including employees and business invitees) shall have the right to use. at no additional charge, the Total Number of Tenant's Parking Spaces (referred to in Section I.1 ), solely for the day to day parking of passenger vehicles, in common with use by other tenants from time to time of the Property, in the surface parking areas on the Site, it being understood and agreed that Landlord shall not be obligated to furnish stalls or spaces in the parking area specifically designated for Tenant's use, provided, however, if any other tenant of the Property is offered reserved parking spaces on the Site, then Tenant shall be entitled to receive a corresponding proportionate number of reserved spaces (based on the rentable area of the Premises compared to the rentable area of the premises leased to such other tenant(s), and which reserved spaces made available to Tenant shall be in lieu of the same number of unreserved spaces then being made available to Tenant) and Tenant shall be given first choice of the location of the reserved spaces being made available by Landlord which selection by Tenant shall be exercised by Tenant in its reasonable discretion. Subject to events beyond Landlord's control, the parking spaces shall be available to Tenant for parking use (as expressly permitted above), 24 hours per day, 365 days per year, but in no event shall such 24/7/365 access be deemed to expand the scope of the use permitted above to include any other use, including, without limitation, the storage of vehicles or other property, which use is prohibited, except that Tenant may park distribution trucks in the parking areas to which Tenant has access hereunder overnight to the extent necessary in connection with the distribution aspect of Tenant's business operation. During the Term, Landlord covenants that Landlord shall not reduce the total number of parking spaces available for Tenant's use on the Site by more than five percent (5%), provided that Tenant shall at all times have the right to use, otherwise in accordance with the terms and conditions of this Lease, four (4) spaces per 1,000 square feet of rentable area of the Premises leased by Tenant from time to time (excluding the Total Area of the Connector). The parties agree that there are one thousand and sixty five (1,065) parking spaces currently located on the Site.

Tenant covenants and agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations of general applicability promulgated by Landlord and/or the fee owners from time to time of the Site (or portions thereof) with respect to the use of the parking areas on the Site. The parking privileges granted herein are non-transferable except to a permitted assignee or subtenant as provided in Section 5.6 through Section 5.6.6. Further, except as expressly provided in this Lease to the contrary and except to the extent that such loss in fact results from the gross negligence or willful misconduct of the Landlord Parties (as hereafter defined), Landlord and such owners from time to time of the Site (or portions thereof) assume no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Site or to an) personal property therein. however caused. and Tenant covenants and agrees. upon request from Landlord from time to time, to notify its officers. employees. agents and invitees of such limitation of liability. Tenant acknowledges and agrees that a license only is hereby granted. and no bailment is intended or shall be created.

2.3           LANDLORD'S RESERVATIONS. Landlord reserves the right from time to time, without unreasonable interference with Tenant's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Buildings, or either. pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Buildings, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Buildings, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. Landlord hereby agrees to use commercially reasonable efforts to minimize interference with Tenant's use, occupancy, fixtures, furnishings and equipment, of the Premises in connection with Landlord's exercise of the rights provided under this Section 2.3 and to schedule such work during non-business hours to the extent reasonably practicable. Except in the case of emergencies or for normal cleaning and maintenance operations, Landlord agrees to give Tenant reasonable advance notice of any of the foregoing activities which require work in the Premises.

2.4           ORIGINAL TERM. The Term of this Lease shall be the period specified in Section 1.1 hereof as the "Lease Term," unless sooner terminated or extended as herein provided. The Commencement Date of the Lease Term hereof shall be the fixed Commencement Date set forth in Section 1.1 above. Landlord acknowledges that Tenant is currently occupying a portion of the Premises pursuant to the Zoll/Tellabs Sublease and that the Sublease Expiration Date is one day before the Lease Term commences. Subject to Tenant obtaining all necessary approvals required under (i) the Zoll/Tellabs Sublease in order to extend the Sublease term and/or to holdover under the Sublease until the Lease Commencement Date and (ii) the Zoll/Siemens Sub-Sublease in order to extend the Sub- Sublease term and/or to holdover under the Sub-Sublease until the Lease Commencement Date (including, without limitation, the consent of Tellabs and Siemens), Landlord hereby consents to such extension/holdover solely in order to allow Tenant to remain in occupancy of the Subleased Premises and Sub-Subleased Premises until the Lease Commencement Date. Landlord's consent shall not modify or waive any other term or condition of its direct lease with Tellabs (to which the Zoll/Tellabs Sublease and the Zoll/Siemens Sub-Sublease are subordinate) or the terms and conditions of the Landlord's written consent to the Zoll/Tellabs Sublease and the Zoll/Siemens Sub- Sublease.

2.4.0

2.5           ANNUAL FIXED RENT. Tenant agrees to pay to Landlord, on the Rent Commencement Date (defined in Section 1.1 hereof) and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth ( i /12th) of the Annual Fixed Rent (sometimes hereinafter referred to as

"fixed rent”) and on the Commencement Date and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Lease Term, an amount estimated by Landlord from time to time to cover Tenant's monthly payments for electricity under Section 2.8 and on the first day of each and every calendar month during the extension option period (if exercised), a sum equal to one twelfth ( 1/12th) of the annual fixed rent as determined for the extension option plus the then applicable monthly electricity charges (subject to escalation for electricity as provided in Section 2.8 hereof). Until notice of some other designation is given, fixed rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of Boston Properties Limited Partnership.

All remittances received by Boston Props Limited Partnership, as Agents as aforesaid, or by any subsequently designated recipient, shall be treated as payment to Landlord.

Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis.

Additional Rent payable by Tenant on a monthly basis, as hereinafter provided, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion but shall commence on the Commencement Date; and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

Notwithstanding that the payment of Annual Fixed Rent payable by Tenant to Landlord shall not commence until the Rent Commencement Date, Tenant shall be subject to, and shall comply with, all other provisions of this Lease as and at the times provided in this Lease.

The Annual Fixed Rent and all other charges for which provision is herein made shall be paid by Tenant to Landlord, without offset, deduction or abatement except as otherwise specifically set forth in this Lease.

2.6           OPERATING EXPENSES. "Landlord's Operating Expenses" means the cost of operation of the Buildings and the Site incurred by Landlord, including those incurred in discharging Landlord's obligations under Sections 4.1.4 and 4.1.5. For each calendar year within the Lease Term, Landlord shall, as soon as practicable, provide Tenant with a good faith written estimate of the Landlord's Operating Expenses for such year but such estimate shall not be binding upon Landlord. Landlord's Operating Expenses include, without limitation:

(a)
Compensation, wages and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons for their services in the operating, maintaining or cleaning of the Buildings or the Site (equitably adjusted if such persons are also employed on other properties of Landlord or its affiliates);

(b)	Payments under service contracts with independent contractors for operating, maintaining or cleaning of the Buildings or the Site;

(c)	Steam, water, sewer, gas, oil, electricity and telephone charges (excluding such utility charges separately chargeable to Tenant or other tenants for additional or separate services);

(d)	Cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guarantees);

(e)	Cost of snow and ice removal, sanding and the like and care and replacement of landscaping;

(f)	Cost of building and cleaning supplies and equipment;

(g)
Premiums for insurance carried by Landlord with respect to the Property (including, without limitation, liability insurance, insurance against loss in case of fire and/or casualty and of monthly installments of Annual Fixed Rent and any Additional Rent for periods not to exceed twelve (12) months which may be due under this Lease and other leases of space in the Buildings, and if there be any first mortgage on the Property, including such insurance relating to the Property and its ownership and operation as may be required by the holder of such first mortgage);

(h)
For each year during the Lease Term, an annual management fee of two and one half percent (2.5%) of the "Gross Rent for the Buildings" (as hereinafter defined), provided, however, in the event that Landlord hires a third party manager to manage the Building(s), the annual management fee shall be a reasonable, market based property management fee for third party managed property of similar type, use and quality. For purposes hereof, "Gross Rent for the Buildings" shall mean the sum of (i) the applicable Annual Fixed Rent set forth in all leases of the Buildings plus (ii) the "Operating Expenses Allocable to the Premises" as provided below in this Section 2.6 plus all other Operating Expenses payable under other leases of the Buildings, excluding therefrom the aforesaid management fee and any amounts paid directly to the provider by Tenant or any other tenant for utilities and janitorial services, plus (iii) "Landlord's Tax Expenses Allocable to the Premises" (as set forth and calculated in

Accordance with Section 2.7 hereof) plus all other Tax Expenses payable under other leases of the Buildings.

(i)
Depreciation for capital expenditures made by Landlord (x) to reduce operating expenses if Landlord reasonably shall have determined that the annual reduction in operating expenses shall exceed depreciation therefor or, and such reduction does, in fact, occur (y) to comply with applicable laws, rules, regulations, requirements, statutes, ordinances, by-laws and court decisions of all public authorities which are hereafter first in force or first become applicable to the Building(s) or the Site on or after the Commencement Date (herein collectively called "Legal Requirements"),(the capital expenditures described in subsections (x) and (y) being hereinafter referred to as "Permitted Capital Expenditures"); plus in the case of both (x) and (y) an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the locality in which the Building is located; depreciation in the case of both (x) and (y) shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired and the useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item; and

(j)	Costs of operating and maintaining amenities for tenants including a food service and fitness center operation; and

(k)
All other reasonable and necessary expenses paid in connection with the operating, cleaning and maintenance of the Buildings, the Site and the common areas and facilities and properly chargeable against income.

Notwithstanding the foregoing, the following shall be expressly excluded from Landlord's Operating Expenses:

(i)
Interest on indebtedness, debt amortization, ground rent and other costs related to any sale, transfer, financing, mortgage, ground lease or overlease of the Property or any portion thereof or sale or transfer of the Landlord entity; provided, however, that the foregoing shall not exclude the inclusion of the amortization and interest permitted to be included in Landlord's Operating Expenses under Section 2.6 (i) above nor shall it exclude the inclusion of any costs which Landlord is required to incur as a result of its obligations under this Lease;

(ii)
Leasing fees or commissions, marketing, advertising and promotional expenses, legal fees or expenses in connection with lease negotiations, the cost of tenant improvements, build-out allowances, moving expenses, assumption of rent under existing leases and other concessions incurred in connection with leasing space in the Property;

(iii)
The cost of repairs or replacements incurred by reason of tire or other casualty or condemnation other than costs not in excess of the deductible on any insurance maintained by Landlord (provided that the amount of any deductible shall not violate the terms of the Lease) which provides a recovery for such repair or replacement;

(iv)
Any charge for Landlord's income taxes or a corporate excise tax, excess profit taxes or franchise taxes, except to the extent any of the foregoing are explicitly deemed "real estate taxes" under Section 2.7 hereof;

(v)	The cost of any item or service to the extent reimbursable to Landlord by insurance required to be maintained under this Lease, by any tenant, or by any third party;

(vi)
Costs incurred in performing work or furnishing services for any tenant (other than Tenant), whether at such tenant's or at Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense (e.g., if Landlord agrees to provide extra cleaning to another tenant, the cost thereof would be excluded since Landlord is not obligated to furnish extra cleaning to Tenant);

(vii)
Wages, salaries or other compensation (including fringe benefits) paid to the following positions: Director - Engineering, Regional Engineer, Chief Engineer, Chief Roving Engineer, Lease Administrator, Accounting, Assistant Director, Safety and Security, and Roving Engineer II and any position above the level of property manager. If a property manager or any personnel are shared with other buildings or have other duties not related to the Property, only the allocable portion of such person's or persons' salary shall be included in Landlord's Operating Expenses;

(viii)
The cost of any service or materials provided by any party related to Landlord, to the extent such costs exceed the reasonable cost for such service or materials absent such relationship in buildings similar to the Buildings in the vicinity of the Site; provided, however, that the provisions of this clause (viii) shall not apply to the management fee payable to Landlord or its managing agent (which such payments shall be governed by Section 2.6 (h) above);

(ix)	Any advertising, promotional or marketing expenses for the Property;

(x)	The cost of acquiring, installing, moving or restoring objects of art;

(xi)	The cost of installing. operating and maintaining any specialty such as (but not limited to) an observatory, broadcasting facilities, theater, rehearsal hall. art gallery or garage:

(xii)	The cost of repairs, maintenance and cleaning necessitated by Landlord's negligence or willful misconduct:

(xiii)	Capital expenditures (which term shall include costs for capital expenses. capital repairs and capital improvements) and depreciation, except to the extent set forth in Section 2.6 (i) above;

(xiv)
Legal, auditing, consulting and professional fees and other costs (except to the extent incurred in connection with the normal and routine maintenance and operation of the Property), including, without limitation, those: ( I) paid or incurred in connection with financings, refinancings or sales of Landlord's interest in the Site or of the Landlord entity), and (2) relating to specific disputes with tenants, and (3) paid or incurred in connection with any reporting requirements of the Landlord under applicable securities laws;

(xv)	Payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased;

(xvi)	Penalties and interest for late payment of any obligations of Landlord, including, without limitation, taxes, insurance, equipment leases and other past due amounts;

(xvii)	Unfunded contributions to operating expense reserves, or reserves for bad debts or for future improvements, repairs or additions;

(xviii)	Contributions to charitable organizations, political organizations or trade associations such as BOMA or NAIOP, and any entertaining, dining or travel expenses of Landlord's employees for any purpose;

(xix)
The cost of testing, remediation or removal of "Hazardous Materials" (as defined in Section 5.3) in the Buildings or on the Site required by "Hazardous Materials Laws" (as defined in Section 5.3) including costs to defend against claims in regard to the existence or release of Hazardous Materials at the Buildings or the Site, unless caused by Tenant or its contractors, subcontractors, agents, employees or invitees;

(xx)
Amounts payable by Landlord for withdrawal liability to a multi-employer pension plan (under Title IV of the Employment Retirement Income Security Act of 1974, as amended) due to complete or partial withdrawal that occurs during the term of this Lease due to events within the control of Landlord (e.g., the sale of Landlord's interest in the Building(s));

(xxi)
The cost of any services or systems for that portion of the Property occupied by the Landlord or affiliates of Landlord (exclusive of space occupied by Landlord or affiliates of Landlord in connection with the operation of the Buildings) and which are not provided generally to other tenants in the Property;

(xxii)	Costs in connection with acquiring additional land or development rights or of constructing any additional buildings on the Site;

(xxiii)
Without limitation of any other exclusions from Landlord's Operating Expenses, costs and expenses incurred by Landlord in curing, repairing or replacing any structural portion of the Building(s) (including the roof) to the extent such cure, repair or replacement was made necessary as a result of defects in the original design, workmanship or materials of the Building(s).

"Operating Expenses Allocable to the Premises" shall mean (a) one hundred percent (100%) of Landlord's Operating Expenses for and pertaining to Building Two plus (b) the same proportion of Landlord's Operating Expenses for and pertaining to Building One as the Floor Area of the Building One Premises bears to the Total Floor Area of Building One plus (c) the same proportion of Landlord's Operating Expenses for and pertaining to the Site as the Floor Area of the Premises bears to the Total Area of the Buildings.

For each calendar year falling within the Term, Tenant shall pay to Landlord, as Additional Rent, the Operating Expenses Allocable to the Premises for such corresponding full calendar year, and for each fraction of a calendar year falling within the Term at the beginning or end thereof, Tenant shall pay to Landlord, as Additional Rent, the product of (i) such applicable fraction of a calendar year and (ii) the Operating Expenses Allocable to the Premises for the calendar year in which said fraction occurs.

Notwithstanding the foregoing, in determining the amount of Landlord's Operating Expenses for any calendar year or portion thereof falling within the Lease Term, if less than ninety-five percent (95%) of the Total Area of Building Two and/or the Total Area of Building One shall have been occupied by tenants at any time during the period in question, then, at Landlord's election, those components of Landlord's Operating Expenses that vary based on occupancy for such period shall be adjusted to equal the amount such components of Landlord's Operating Expenses would have been for such period had occupancy been ninety-five percent (95%) throughout such period. Notwithstanding anything contained herein to the contrary, Landlord hereby agrees that over the course of the Lease Term it will not collect more than one hundred percent (100%) of Landlord's Operating Expenses allocable to such time period. To the extent that Landlord provides or procures services for the Building(s) together with other buildings owned by Landlord or its affiliates, the costs of which are otherwise includable hereunder, the cost of such services shall be equitably adjusted. Landlord's accounting hereunder shall be in accordance with GAAP.

Landlord acknowledges that Tenant v ill bear the largest portion or the Landlord's Operating Expenses. According!). so long as the original Tenant shall directly lease and occupy at least fifty percent (50%) of the Total Area of the Buildings, Landlord agrees to consult with Tenant during the preparation or Landlord's annual budget with respect to Landlord's Operating Expenses with respect to the Buildings during which consultations Tenant intends to express its known desire to minimize Landlord's Operating Expenses to the largest extent possible, consistent with the delivery of high quality services and the maintenance of a high quality project . In connection with the foregoing. Landlord and Tenant shall discuss at a mutually acceptable time and location to be determined by the parties on an annual basis (with such follow-up meetings as are reasonably necessary, but in no event shall Landlord be required to attend more than ten (10) meetings for this purpose in any year) in order to review the documentation relating to the budget. Although the parties agree to act in good faith in order to develop a budget reasonably satisfactory to both Landlord and Tenant, it is understood and agreed that the reasonable determination of Landlord with respect to any item included within Landlord's Operating Expenses from year to year shall govern in the event of any dispute between the parties (provided, however, that the provisions of this paragraph are not intended to modify or limit the definition of Landlord's Operating Expenses and the exclusions thereto set forth above or Tenant's rights to audit Landlord's Operating Expenses as set forth in the last paragraph of this Section 2.6).

Not later than ninety (90) days after the end of the first calendar year or fraction thereof ending December 3 I and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, Landlord's Operating Expenses and Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant shall also show for the preceding year or fraction thereof as the case may be the amounts of operating expenses already paid by Tenant as additional rent, and the amount of operating expenses remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of such statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.6 with respect to the preceding year or fraction thereof, or Landlord shall promptly pay any amounts due from it to Tenant pursuant to the above provisions of this Section 2.6.

In addition, Tenant shall make payments monthly on account of Operating Expenses Allocable to the Premises anticipated for the then current year at the time and in the fashion herein provided for the payment of fixed rent. The amount to be paid to Landlord shall be one-twelfth of an amount reasonably estimated annually by Landlord to be sufficient to cover, in the aggregate, a sum equal to Operating Expenses Allocable to the Premises for each calendar year during the Term.

2.7
REAL ESTATE TAXES. In the event that Tenant has not elected (or having once elected, has subsequently ceased) to pay real estate taxes directly to the appropriate taxing authorities pursuant to Section 2.7.1 below, for each full Tax Year falling within the Term, Tenant shall pay to Landlord, as Additional Rent, Landlord's Tax Expenses Allocable to the Premises as hereinafter defined for the applicable full Tax Year. In addition, for each fraction of a Tax Year falling within the Term either at the beginning or end thereof, Tenant shall pay to Landlord, as Additional Rent, the product of such fraction of a Tax Year and the Landlord's Tax Expenses Allocable to the Premises for the

full Tax Year in which such fraction of a Tax Year occurs (it being understood and agreed that Tenant shall not be responsible under this Lease for payment of real estate taxes associated with any portions of a Tax Year prior to the Commencement Date). Such payments shall be made at the times and in the manner hereinafter provided in this Section 2.7. On or before the thirtieth (30th) day following receipt by Tenant of the certified statement referred to below in this Section 2.7, Tenant shall pay to Landlord, as Additional Rent, the amount of the applicable Landlord's Tax Expenses Allocable to the Premises. Landlord shall promptly pay to Tenant any overpayment made by Tenant. In addition, payments by Tenant on account of Landlord's Tax Expenses Allocable to the Premises anticipated for the then current year shall be made monthly at the time and in the fashion herein provided for the payment of fixed rent. The amount so to be paid to Landlord shall be based on the final tax bill for the immediately preceding Tax Year (with an adjustment to be made when Landlord receives the actual tax bill for the Tax Year at issue). Not later than ninety (90) days after Landlord's Tax Expenses Allocable to the Premises are determined for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Buildings and Site, Landlord's Tax Expenses, Landlord's Tax Expenses Allocable to the Premises and abatements and refunds of any taxes and assessments. Expenditures for legal fees and for other expenses incurred in obtaining any tax refund or abatement (regardless of whether such refund or abatement are shown on the tax bill received from the relevant taxing authority) may be charged against the tax refund or abatement before the adjustments are made for the Tax Year. Notwithstanding anything contained herein or in Section 2.7.1 below to the contrary, it is understood and agreed that to the extent any portion of a Tax Year does not fall wholly within the Lease Term, appropriate adjustments shall be made in the calculation of Landlord's Tax Expenses Allocable to the Premises to reflect any overpayments or underpayments made by Tenant on account of increases in the tax bill during a given Tax Year based on the actual number of days in such Tax Year within the Lease Term.

To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the foregoing statement shall be rendered and payments made on account of such installments.

Terms used herein are defined as follows:

(i)	"Tax Year" means the twelve-month period beginning July I each year during the Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

(ii)
"Landlord's Tax Expenses Allocable to the Premises" shall mean (a) the same proportion of Landlord's Tax Expenses for and pertaining to Building Two as the Floor Area of the Building Two Premises bears to the Total Area of Building Two plus (b) the same proportion of Landlord's

Tax Expenses for and pertaining to Building One as the Floor Area of the Building One Premises bears to the Total Floor Area of Building One.

(iii)
"Landlord's Tax Expenses" with respect to any Tax Year means the aggregate real estate taxes on the Buildings and Site with respect to that Tax Year, reduced by any abatement receipts with respect to that Tax Year. Landlord shall refund Tenant's pro-rata share of any abatement received by Landlord with respect to any payments made by Tenant on account of real estate taxes for the Tax Year for which the abatement is received. Where Tenant is paying real estate taxes directly under Section 2.7.1 below and Tenant receives the benefit of an abatement, if applicable, Tenant shall refund Landlord's pro-rata share of any such abatement with respect to any payments made by Landlord on account of real estate taxes for the Tax Year for which the benefit of abatement is received.

(iv)
"Real estate taxes" means all taxes and special assessments of every kind and nature assessed by any governmental authority on the Buildings or Site which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Site, the Buildings and the Property and reasonable expenses of any proceedings for abatement of taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. Special assessments and special taxes shall be paid over the longest period of time permitted by the relevant taxing authority. There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of or in addition to the whole or any part of the ad valorem tax on real property there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Site or Buildings or Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes" but only to the extent that the same would be payable if the Site and Buildings were the only property of Landlord.

2.7.1

2.8           ELECTRICITY.

                (A)     BUILDING TWO PREMISES.

(B)           BUILDING ONE PREMISES. Tenant shall pa) to Landlord. as Additional Rent. Tenant's Building One Proportionate Share (hereinafter defined) of the cost incurred by the Landlord in furnishing electricity (including, without limitation, in connection with HVAC distribution components directly serving the Building One Premises) to Building One. including common areas and facilities and space occupied by tenants (but expressly excluding electricity charges separately chargeable to tenants for additional or special services), and Tenant shall pay on account thereof, at the time that monthly installments of Annual Fixed Rent are due and payable, as Additional Rent, an amount equal to 1/12th (prorated for any partial month) of the amount estimated by Landlord from time to time as the Tenant's Building One Proportionate Share of the annual cost thereof. If with respect to any calendar year falling within the Term or fraction of a calendar year falling within the Term at the beginning or end thereof, the Tenant's Building One Proportionate Share of the cost of furnishing electricity to Building One exceeds the amounts payable on account thereof, then Tenant shall pay to Landlord, as Additional Rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in this Section, Tenant's Building One Proportionate Share of the amount of such excess. For and with respect to the separately metered electricity for the Building One Premises, "Tenant's Building One Premises Proportionate Share" shall be one hundred percent (100%). For and with respect to the separately metered electricity for the Building One common areas and facilities. "Tenant's Building One Common Area Proportionate Share" shall be a fraction, the numerator of which is the Floor Area of the Building One Premises and the denominator of which is the total floor area of Building One from time to time under lease to tenants, provided, however, that if at any time during the Lease Term more than 10,000 rentable square feet of the Total Area of Building One are not under lease to tenants, then for the purposes of determining Tenant's Building One Common Area Proportionate Share, the denominator shall be deemed to be the Total Area of Building One minus 10,000 rentable square feet irrespective of the total floor area of Building One then under lease to tenants. Collectively, Tenant's Building One Premises Proportionate Share and Tenant's Building One Common Area Proportionate Share are referred to as "Tenant's Building One Proportionate Share".

(C)           SITE. Tenant shall pay to Landlord, as Additional Rent, "Tenant's Site Proportionate Share" (hereinafter defined) of the cost incurred by the Landlord in furnishing electricity to the Site, and Tenant shall pay on account thereof, at the time that monthly installments of Annual Fixed Rent are due and payable, as Additional Rent, an amount equal to 1112th (prorated for any partial month) of the amount estimated by Landlord from time to time as the Tenant's Site Proportionate Share of the annual cost thereof. If with respect to any calendar year falling within the Term or fraction of a calendar year falling within the Term at the beginning or end thereof, the Tenant's Site Proportionate Share of the cost of furnishing electricity to the Site exceeds the amounts payable on account thereof, then Tenant shall pay to Landlord, as Additional Rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in this Section. Tenant's Site Proportionate Share of the amount of such excess. -Tenant's Site Proportionate Share- shall be for and with respect to the Site. a fraction. the numerator of which is the Floor Area of the Premises and the denominator of which is the total floor area of the Buildings from time to time under lease to tenants. provided. however. that if' at any time during the Lease Term more than 10,000 rentable square feet of the Total Area of the Buildings are not under lease to tenants. then for the purposes of determining Tenant's Site Proportionate Share, the denominator shall be deemed to be the Total Area of the Buildings minus 10,000 rentable square feet irrespective of the total floor area of the Buildings then under lease to tenants.

Not later than one hundred twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or traction thereof at the end of the Term, Landlord shall render Tenant a reasonably detailed accounting certified by a representative of Landlord showing for the preceding calendar year, or fraction thereof, as the case may be, the costs of furnishing electricity (including, without limitation, in connection with HVAC distribution components directly serving the Building One Premises) to the Building One Premises and the Site. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amount already paid by Tenant on account of such electricity, and the amount remaining due from, or overpaid by, Tenant for the year or other period covered by the statement.

ARTICLE III

CONSTRUCTION

ARTICLE IV

LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS

4.1         Landlord covenants:

4.1.1
SERVICES FURNISHED BY LANDLORD. To furnish services, utilities, facilities and supplies set forth in Exhibit D and Exhibit D-I equal in type and quality to those customarily provided by landlords in high quality buildings in the Route 3/1-495 North market subject to reimbursement in accordance with Section 2.6. Landlord shall have no obligation whatsoever to provide, contract for, pay for or otherwise arrange for the "Specified Services" to Building Two (as defined in Section 5.3 (B) below). The Specified Services shall be performed by Tenant at its sole cost, expense and risk.

4.1.2
ADDITIONAL SERVICES AVAILABLE TO TENANT. To furnish, at Tenant's expense, reasonable additional Building(s) operation services to Building One which are usual and customary in similar multi-tenant office buildings of comparable quality in the Boston Northwest Suburban Market upon reasonable advance request of Tenant at reasonable and equitable rates from time to time established by Landlord.

4.1.3
BUILDING STRUCTURAL REPAIRS. Subject to the provisions of Article VI hereof respecting damage caused by tire or other casualty and by eminent domain. Landlord shall, throughout the Lease Term. at Landlord's sole cost and expense. keep and maintain in good order, condition and repair the following portions of the Buildings: the exterior and load bearing walls. exterior windows. the foundation, the structural columns and floor slabs. beams. shafts. conduits and all other structural elements of the Buildings; provided, however. that Tenant shall pay to Landlord, as Additional Rent, the cost of any and all such repairs which may be required as a result of repairs, alterations, or installations made by Tenant or any subtenant, assignee, licensee or concessionaire of Tenant or any agent, servant, employee or contractor of any of them or to the extent of any loss, destruction or damage was caused by the willful misconduct, negligence or breach of this Lease by Tenant, any assignee or subtenant or any agent, servant, employee, customer, visitor or contractor of any of them. Notwithstanding anything to the contrary set forth in this Section 4.1.3 or in Section 4.1.4 or in Section 4.1.5 hereof, Tenant shall be solely responsible, at its cost and expense (except to the extent Tenant shall use Landlord's contractor to perform such work and such work shall be covered by Landlord's roof warranty), to make any and all repairs and replacements to the roof resulting from penetrations to or through the roof made by or for Tenant, any assignee or subtenant.

4.1.4
 BUILDING FACILITIES AND ROOF OBLIGATIONS. (A) Except as otherwise provided in this Lease and subject to provisions for reimbursement by Tenant as contained in Section 2.6, Landlord agrees to keep and maintain in good order, condition and repair and in compliance with applicable Legal Requirements and applicable requirements of insurers the "Building Facilities" (hereinafter defined), the base building heating, ventilating, air conditioning, plumbing, elevator, sprinkler, electrical, and other base Building(s) systems equipment servicing the Premises, and the roof of each of the Buildings, except that Landlord shall in no event be responsible to Tenant for (a) the condition, repair or maintenance of any supplemental heating, ventilating or air conditioning equipment or other supplemental utilities systems or services installed by or on behalf of or through Tenant at any time before and/or during the Term (collectively, "Tenant's Supplemental Systems"), (b) the condition of glass in and about the Premises (other than for glass in exterior walls for which Landlord shall be responsible unless the damage thereto is attributable to Tenant's negligence or misuse, in which event the responsibility therefore shall be Tenant's), or (c) for any condition in the Site or the Building(s) caused by the willful misconduct, negligence or breach of this Lease by Tenant or any agent, employee, contractor, assignee, subtenant or invitee of Tenant. Without limitation, Landlord shall not be responsible to make any improvements or repairs to the Building(s) or the Site other than as expressly provided in Section 4.1 .3 or in this Section 4.1.4, unless expressly otherwise provided in this Lease. For purposes hereof, the "Building Facilities" shall mean common areas and facilities described in Section 2.2 including, without limitation, the first floor lobby areas of the Buildings, the loading docks of the Buildings and the restrooms of the Buildings, excluding, however, in each case, the "Tenant's Property" (as defined in Section 5.8 below), Tenant's Supplemental Systems, "Tenant's Equipment" (as defined in Section 8.23 below) and other personal property, furniture, fixtures, equipment, modular furniture and partitions not owned by Landlord. Landlord shall have no obligation to maintain Tenant's Property. Tenant's Supplemental Systems or Tenant's Equipment.

(B) Notwithstanding Landlord's obligation to perform certain repairs. services and maintenance as set forth in Section 4.I.4(A) and in Section 4.1.5, Tenant shall be obligated to make the payments required by Section 4.1.1, Section 2.6 and Section 2.8, subject to the terms thereof, which may include payments for repairs. services and maintenance provided or performed by Landlord pursuant to Section 4.1.4(A) and Section 4.1.5.

4.1.5
DRIVEWAYS, ROADWAYS AND LANDSCAPING. Except as otherwise provided in this Lease and subject to provisions for reimbursement by Tenant as contained in Section 2.6 hereof, Landlord agrees to maintain the drives, parking lots, access ways, sidewalks, pedestrian walks, the lighting, the open space, and other hard and soft landscaped area within or on the Site and other similar improvements and Landlord shall perform snow and ice removal from the walkways and drives located, within the Site, but shall not be obligated to remove snow and ice down to bare pavement but shall in conjunction with such snow and ice removal apply sand or other material to the affected area as is commercially reasonable and consistent with Legal Requirements and Insurance Requirements.

4.2
INTERRUPTIONS AND DELAYS IN SERVICES AND REPAIRS. Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building(s) however the necessity may occur, so long as such entry or repair is performed in accordance with the terms and provisions of this Lease. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause beyond Landlord's reasonable control, then, for so long as such cause beyond Landlord's reasonable control shall continue (and for a reasonable period thereafter to enable Landlord to undertake any appropriate actions and address the same) Landlord shall not be liable to Tenant therefore, nor, except as expressly otherwise provided in this Section 4.2 or in Article VI below, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. Subject to events beyond Landlord's reasonable control and subject to Landlord's right to dispute whether any of the following actions is necessary or required under the terms of the Lease, upon receipt of actual notice of the need therefore, Landlord shall promptly commence and diligently pursue any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part hereunder. In the event that the base building electrical, heating, ventilation, air conditioning or all elevator service within the Premises shall be shut down such that Tenant shall be prevented from conducting its business operations therein, but only as a result of causes which are covered by Landlord's loss of rentals insurance, then Tenant shall be entitled to an abatement of Annual Fixed Rent equal to the "Insurance Amount" (hereinafter defined). The "Insurance Amount" shall be an amount equal to the payment actually received by Landlord (or which Would have been received by Landlord but for Landlord's failure to timely make a claim therefore) (but only such portions allocable to and on account of the Premises) from the insurance carrier providing such loss of rents insurance less the amount of any deductible contained in such loss of rents insurance coverage.

Landlord reserves the right to stop any service or utility system, when reasonably necessary by reason of accident or emergency, or until necessary repairs have been completed: provided. however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use commercially reasonable best efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

ARTICLE V

TENANT'S COVENANTS

Tenant covenants during the term and such further time as Tenant occupies any part of the Premises:

5.1           TENANT'S PAYMENTS. To pay when due all fixed rent and Additional Rent and all charges for utility services rendered to the Building (except as otherwise provided in Exhibit D and Exhibit D-I) and, further, as Additional Rent, all charges for additional services rendered pursuant to Section 4.1.2.

5.2           REPAIR AND YIELD. Except as otherwise provided in Article VI and Section 4.1.3, to keep the Premises in good order, repair and condition, damage by fire and other casualty and reasonable wear and tear only excepted, and all glass in windows (except glass in exterior walls unless the damage thereto is attributable to Tenant's negligence or misuse) and doors of the Premises whole and in good condition with glass of the same type and quality as that injured or broken, damage by fire or taking under the power of eminent domain only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises, all construction, work, improvements, and all alterations and additions thereto (subject to the provisions of Section 3.1 above) in good order, repair and condition, damage by fire and other casualty and reasonable wear and tear only excepted, first removing all personal property, goods and effects and, to the extent specified by Landlord by notice to Tenant given at least fifteen (15) business days before such expiration or termination, the wiring installed by or on behalf of Tenant after the date hereof for computer, telephone and other communication systems and equipment, and all alterations and additions made by Tenant and all partitions, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat, provided, however, in no event shall Tenant be required to remove any alterations or improvements existing as of the date of this Lease, including, without limitation the

Connector. Tenant shall not permit or commit any waste. and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Building(s) or to the Site caused by Tenant. Tenant's independent contractors. Tenant's employees or Tenant's invitees.

5.3          USE. (A) To use and occupy the Premises for the Permitted Uses only. and not to injure or deface the Premises, Buildings, the Site or any other part of the Property nor to permit in the Premises or on the Site any auction sale. vending machine (provided that Tenant shall be entitled to install snack and beverage vending machines, which machines shall be removed by Tenant upon the expiration or earlier termination of the Lease Term), or inflammable fluids or chemicals (other than materials in such reasonable and customary quantities as would ordinarily be used by a tenant in the use of premises of this sort for the Permitted Uses) or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor for any use thereof which is inconsistent with maintaining the Building(s) as high quality buildings used for the Permitted Uses in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to render necessary any alteration or addition to the Building(s). Further, (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate any substance which is or may hereafter be classified as a hazardous material, waste or substance (collectively "Hazardous Materials"), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21 E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively "Hazardous Materials Laws"), (ii) Tenant shall immediately notify Landlord of any incident in, on or about the Premises, the Building(s) or the Site that would require the tiling of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) subject to the provisions of Section 5.9 below, Landlord shall have the right to make such inspections (including testing) as Landlord shall elect from time to time to reasonably determine that Tenant is complying with the foregoing. Landlord represents to Tenant that, to the best of Landlord's actual knowledge as of the date of this Lease, there are no Hazardous Materials in the Buildings or on the Site which are required to be removed or otherwise abated in accordance with applicable Hazardous Materials Laws.

(B) TENANT SERVICES. Throughout the Lease Term, Tenant shall perform or cause to be performed by contractors first reasonably approved by Landlord the "Specified Services" (as defined below) (hereinafter called "Tenant's Performance of the Specified Services"). Tenant's Performance of the Specified Services shall be done in a manner consistent with the requirements of Exhibit D-1 hereof and otherwise consistent with the operation of the Buildings and Site, as applicable, in a similar manner as operated b) Landlord and in conformity with applicable Legal Requirements and Insurance Requirements. Tenant's indemnity as set forth in Section 5.7.1 shall include an) and all loss, cost, expense and damage (including, without limitation, any damage to the Buildings. the Site or the Property) arising or claimed to have arisen from Tenant or any other person. firm or entity providing or failing to provide the Specified Services. The "Specified Services" shall consist of, and be limited to, all of the cleaning services, trash removal and janitorial work (including replacement of all bulbs and ballasts) for Building Two, and the performance of and providing for all security to Building Two (except as otherwise expressly provided under Section 4.1.1 above).

5.4           OBSTRUCTIONS, RULES AND REGULATIONS. Not to unreasonably obstruct in any manner any portion of the Building(s) not hereby leased or any portion thereof or of the Site used by Tenant in common with others; not without prior consent of Landlord (not to be unreasonably withheld or delayed) to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or the like, visible from outside the Premises; and to comply with all reasonable Rules and Regulations now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building(s) and Site and their facilities and approaches, which such Rules and Regulations shall be enforced by Landlord against all tenants of the Property in a uniform and nondiscriminatory manner; provided, however, that Landlord shall not be liable to Tenant for the failure of other occupants of the Buildings to conform to such Rules and Regulations. Notwithstanding the foregoing, Landlord hereby consents to the installation of curtains, blinds and shades as aforesaid, subject to Landlord's review and approval as to color, style and method of installation, not to be unreasonably withheld.

5.5           SAFETY APPLIANCES; LICENSES. To keep the Premises equipped with all safety appliances required by any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.

5.6           ASSIGNMENT AND SUBLETTING PROHIBITION. Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant's interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under Sections 5.6.1-5.6.6 shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof.

5.6.1        EXCEPTIONS FOR MERGERS AND AFFILIATE TRANSACTIONS AND  EXISTING SUBTENANTS. Notwithstanding the provisions of Section 5.6 above and the provisions of Section 5.6.2. 5.6.3 and (with respect to subsection (.A) below) 5.6.5 below, Tenant shall have the right (A) to assign this Lease or to sublet the Premises (in whole or in part) without Landlord's consent to any entity controlling, controlled by, or under common control with Tenant or to any entity into which Tenant may be converted or consolidated or with which it may merge. provided that (i) the entity to which this Lease is so assigned or which so sublets the Premises has a net worth (using generally accepted accounting principles consistently applied and using the most recent financial statements and measured immediately following such merger. conversion or consolidation) (a) which is the same or better than Tenant immediately prior to such merger, conversion or consolidation or, if not, then (b) which in Landlords reasonable judgment is sufficient to perform the obligations of the Tenant under this Lease (taking into account the continued liability of Tenant) and (ii) that any such assignment or sublet is being made for a legitimate business purpose and is not being made to circumvent the restrictions on transfer in Section 5.6 above; and (B) to sublease without Landlord's consent a portion of the Building One Premises (not to exceed thirty percent (30%) of the Floor Area of the Building One Premises to the following two existing subtenants (or any affiliate thereof): (i) Datawatch Corporation and (ii) Nokia Siemens Networks US LLC. Any such assignment or subletting under subsection (A) above shall be subject to the provisions of Sections 5.6.4 and 5.6.6 below, and any such subletting under subsection (B) above shall be subject to the provisions of Sections 5.6.4, 5.6.5 and 5.6.6 below . For purposes of this Section 5.6.1, the terms "control", "controlled", or "controlling" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, more than fifty percent (50%) of the voting interest in, any person or entity shall be presumed to constitute such control.

5.6.2        ASSIGNMENT AND SUBLETTING -- LANDLORD'S TERMINATION RIGHT. Notwithstanding the provisions of Section 5.6 above, in the event that from time to time Tenant desires to assign this Lease or to sublet the Premises in whole or in part, Tenant shall notify Landlord thereof in writing and Landlord shall have the right at its sole option, to be exercised within the time period set forth in Section 5.6.4 to:

(i)        In the case of a proposed assignment of the Lease for all or substantially all of the remainder of the Lease Term (as it may have been extended), Landlord may, at its sole option, elect by written notice to Tenant to terminate this Lease as of the effective date of the proposed assignment as set forth in Tenant's Proposed Transfer Notice (as defined in Section 5.6.4 below); provided, however, that upon the termination date, all obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefore by Landlord, Tenant shall make final payment of all rent and Additional Rent due from Tenant through the termination date.

(ii)       In the case of a proposed subleasing which is of an area equivalent to or greater than the rentable floor area of one (I) full floor of the 269 Mill Road

            Building or Building One for a sublease term equal to all or substantially all of the remainder of the Lease Term (as it may have been extended). Landlord may. at its sole option. elect by written notice to Tenant to terminate this Lease as to such portion of the Premises then proposed to be sublet (herein called the "Terminated Portion of the Premises") as of the effective date of the proposed subleasing set forth in Tenant's Proposed Transfer Notice: provided, however, that upon the termination date, all of Landlord's and Tenant's obligations as to the Terminated Portion of the Premises relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefore by Landlord, Tenant shall make final payment of all rent and Additional Rent due from Tenant respecting the Terminated Portion of the Premises through the termination date and provided, further, that this Lease shall remain in full force and effect as to the remainder of the Premises, except that from and after the termination date the Floor Area of the Premises shall be reduced to the floor area of the remainder of the Premises and the definition of Floor Area of the Premises shall be so amended and after such termination all references in this Lease to the "Premises" or the "Floor Area of the Premises" shall be deemed to be references to the remainder of the Premises, and provided further that Landlord shall have the right to make such alterations and improvements as may be required to separately demise the Terminated Portion of the Premises. In addition, from and after the effective date of any such termination, Annual Fixed Rent shall be at the rate set forth in Section 1.1 but shall be calculated using the floor area of the remainder of the Premises and Tenant's payments for operating costs, real estate taxes and electricity shall be calculated on the same basis set forth in this Lease using the floor area of the remainder of the Premises. It is understood and agreed that Landlord shall have no recapture rights with respect to subleases (x) for an area equivalent to less than the entire rentable floor area of one (I) full floor of 269 Mill Road Building or Building One (regardless of the length of the sublease term) or (y) with sublease terms that are less than all or substantially all of the remainder of the Lease Term (as it may have been extended).

(iii)       In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or timely notice, the provisions of Sections 5.6.3-5.6.6 shall be applicable. This Section 5.6.2 shall not be applicable to an assignment or sublease pursuant to Section 5.6. I.

5.6.3        ASSIGNMENT AND SUBLETTING -- LANDLORD'S CONSENT. Notwithstanding the provisions of Section 5.6 above, but subject to the provisions of this Section 5.6.3 and the provisions of Sections 5.6.4, 5.6.5 and 5.6.6 below, (a) in the event that Landlord shall not have exercised the termination right as set forth in Section 5.6.2 or shall have failed to give any or timely notice under Section 5.6.2, then for a period of one hundred eighty (180) days (i) after the receipt of Landlord's notice stating that Landlord does not elect the termination right or (ii) after the expiration of the thirty (30) day period referred to in Section 5.6.4 in the event Landlord shall not give any or timely notice under Section 5.6.2 or (b) in the event Landlord has no termination right (in whole or in part) under Section 5.6.2, as the case may be. Tenant shall have the right to assign this Lease or sublet the whole or part of the Premises substantially in accordance with Tenant's Proposed Transfer Notice provided that, in each instance. Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall exercise its rights under this Section 5.6.3 within the time period set forth in Section 5.6.4 hereof. Without limitation. Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

(a)
The proposed assignee or subtenant is not of a character consistent with the operation of a similar class and use building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental agency), or

(b)	The proposed assignee or subtenant is not of good character and reputation, or

(c)
Except with respect to subleases for subleased premises that are less than 25,000 rentable square feet, the proposed assignee or subtenant does not in Landlord's reasonable determination possess adequate financial capability and liquidity to perform the Tenant obligations as and when due or required (taking into account the continued liability of Tenant), or

(d)	The assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.1 hereof, or

(e)	There shall be existing an Event of Default (defined in Section 7.1), or

(f)
The proposed assignee or subtenant is thena tenant or subtenant in either of the Buildings or has made to or received from Landlord or an affiliate of Landlord, a written proposal to lease comparable space and is in active negotiation with Landlord or an affiliate of Landlord for premises in either of the Buildings, or

(g)
Any part of the rent payable under the proposed assignment or subleaseshall be based in whole or in part on the income or profits derived from the Premises or if any proposed assignment or sublease shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates, or

(h)
The holder of any first mortgage on real property which includes the Premises does not approve of the proposed assignment or sublease for any reason that is permitted under the terms of its mortgage loan documents.

5.6.4        ASSIGNMENT AND SUBLETTING -- TENANT'S NOTICE. Tenant shall give Landlord notice of any proposed sublease or assignment (-Tenant's Proposed Transfer Notice"). and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) such information as to the proposed assignee's or proposed subtenant's net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in Section 5.6.3 above (provided, however, that Landlord, if requested, shall sign a non-disclosure agreement (an "NDA"), in Landlord's standard form of NDA, and shall hold such information confidential in accordance with the terms of the NDA), (c) all of the material business terms and provisions upon which the proposed assignment or subletting is to be made, (d) if applicable, all other information necessary to make the determination referred to in Section 5.6.3 above. In the case of a proposed assignment or subletting pursuant to Section 5.6.1 above, Tenant shall only be required to provide such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 5.6.1.

In the case of both Section 5.6.2 and Section 5.6.3, Landlord shall exercise its rights thereunder or grant or withhold its consent, as the case may be, within ten (10) business days after receipt of Tenant's Proposed Transfer Notice; provided, however, that not later than the fifth (5th) business day after receipt of such notice, Landlord shall have the right to give written notice to Tenant (i) specifying in reasonable detail that Tenant's notice and the materials submitted therewith are insufficient for Landlord to make the determinations under and in accordance with Sections 5.6.2 and 5.6.3 and (ii) requesting additional information from Tenant, in which case the five (5) business day period shall recommence to run from Landlord's receipt of such additional information. If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease (the whole or part of the Premises, subject to the limitations set forth herein as to partial subleases) or assign, in either case pursuant to Tenant's Proposed Transfer Notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within one hundred eighty (180) days after the date of Landlord's consent, the consent shall be deemed null and void and the provisions of Section 5.6.2 and/or 5.6.3, as the case may be, shall be applicable.

5.6.5        ASSIGNMENT AND SUBLETTING -- SPLITTING OF ASSIGNMENT/SUBLEASE  PROFITS. In addition, in the case of any assignment or subleasing as to which Landlord may consent or is otherwise permitted hereunder (other than an assignment or subletting permitted under Section 5.6.1 (A) hereof) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, additional rent and other charges to be paid pursuant to this Lease. fifty percent (50%) of the "Assignment/Sublease Profits" (hereinafter defined). if any, shall be paid to Landlord.

The "Assignment/Sublease Profits" shall be the excess, if any, of (a) the "Assignment/Sublease Net Revenues" as hereinafter defined 0ver (b) the Annual Fixed Rent and Additional Rent and other charges provided in this Lease. The "Assignment/Sublease Net Revenues" shall be the fixed rent. additional rent and all other charges and sums payable either initially or over the term of the sublease or assignment plus all other profits and increases to be derived by Tenant as a result of such subletting or assignment, less the reasonable out-of-pocket costs of Tenant incurred in such subleasing or assignment (the definition of which shall include but not necessarily be limited to attorney's fees, marketing expenses, rent concessions, brokerage commissions, alteration costs or allowances and amounts that Tenant has previously paid for tenant improvements to the transferred space (not to exceed $45 per square foot) amortized on a straight-line basis over the balance of the Lease Term then remaining at the time any such improvements were installed) and with respect to which Tenant has provided Landlord with evidence reasonably documenting the same.

All payments of the Assignment/Sublease Profits due Landlord shall be made within ten (10) days of receipt of same by Tenant; provided, however, that Tenant shall be entitled to recover its reasonable costs as aforesaid prior to sharing the Assignment/Sublease Profits with Landlord.

5.6.6        ASSIGNMENT AND SUBLETTING -- ADDITIONAL CONDITIONS. (A) It shall be a condition of the validity of any assignment or subletting of right under Section 5.6.1 above (where the Tenant entity has changed its corporate formation), or consented to under Section 5.6.3 above, that the Tenant and the assignee or sublessee agree directly with Landlord, in a separate written instrument reasonably satisfactory to Landlord, Tenant and the assignee or sublessee, which contains terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee or sublessee to be bound by all the obligations of the Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided for (i) under this Lease, in the case of an assignment, and (ii) under the sublease, in the case of a sublease (but in the case of a permitted partial subletting, such subtenant shall agree to be so bound with respect to the subleased premises) including the provisions of Sections 5.6 through 5.6.6 hereof, but such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder, and Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the sublease or the subtenant thereunder, and at Landlord's option, upon the termination of the Lease, the sublease shall be terminated.

(B) As Additional Rent, Tenant shall reimburse Landlord promptly for reasonable out of pocket legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting (such legal expenses not to exceed 55.000.00 in connection with any single request for consent).

(C) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant. Landlord may upon prior notice to Tenant, at any time and from time to time following an Event of Default by Tenant under this Lease, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved. but no such assignment. subletting. occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 5.6 through 5.6.6 hereof, or the acceptance of the assignee. sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

(D) The consent by Landlord to an assignment or subletting under any of the provisions of Sections 5.6.1 or 5.6.3 shall in no way be construed to relieve Tenant from obtaining the express consent in writing to Landlord to any further assignment or subletting.

(E) Tenant shall have the right to advertise available space within the Premises to prospective subtenants, subject to Landlord's prior approval as to the form and content of the advertisement (not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, Tenant shall have the right to advertise space for sublease at a rental rate determined by Tenant in its sole discretion.

(F) In addition to the other requirements set forth in this Lease and notwithstanding any other provision of this Lease, partial sublettings of the Building One Premises only shall be permitted (that is, Building Two may not be partially sublet) and shall only be permitted under the following terms and conditions: (i) the layout of both the subleased premises and the remainder of the Building One Premises must comply with applicable laws, ordinances, rules and/or regulations and be approved by Landlord, including, without limitation, all requirements concerning access and egress; (ii), in the event the subleased premises are separately physically demised from the remainder of the Building One Premises, Tenant shall pay all costs of separately physically demising the subleased premises; and (iii) in no event shall there exist more than four (4) partial subleases at any one time during the Term.

5.7           TENANT'S INDEMNITY AND INSURANCE.

5.7.1        (A) Tenant's Indemnity

(a)           Indemnity. Subject to the provisions of Sections 5.7.13 and 8.4 below, to the maximum extent permitted by law, Tenant agrees to indemnify and save harmless the Landlord Parties (as hereinafter defined) from and against all claims of whatever nature by third parties arising from or claimed to have arisen from (i) any act, omission or negligence of the Tenant Parties (as hereinafter defined); (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in the Premises from the

Commencement Date. and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long after the end of the Lease Term as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof; (iii) any accident, injury or damage whatsoever occurring outside the Premises but within the Building(s), or on common areas of the Property, where such accident, injury or damage results, or is claimed to have resulted, from any act, omission or negligence on the part of any of the Tenant Parties; or (iv) any breach of this Lease by Tenant. In no event shall Tenant be liable for any indirect or consequential damages except under the terms of Section 8.18 below. Tenant shall pay such indemnified amounts as they are incurred by the Landlord Parties. Upon having actual notice that a claim will trigger Tenant's indemnity obligation hereunder, Landlord shall provide Tenant with timely notice of such claim. This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that any of the Landlord Parties may have under this Lease or the common law. Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to indemnify a Landlord Party for any claims to the extent that such Landlord Party's damages in fact result from such Landlord Party's negligence or willful misconduct or Landlord's breach of the Lease.

(b)           Breach. In the event that Tenant breaches any of its indemnity obligations hereunder or under any other contractual or common law indemnity: (i) Tenant shall pay to the Landlord Parties all liabilities, loss, cost, or expense (including attorney's fees) incurred as a result of said breach; and (ii) the Landlord Parties may deduct and offset from any amounts due to Tenant under this Lease any amounts owed (as determined by the final judgment of a court or arbitrator) by Tenant pursuant to this Section 5.7.1 (b).

(c)           No limitation. The indemnification obligations under this Section 5.7.1 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any subtenant or other occupant of the Premises under workers' compensation acts, disability benefit acts, or other employee benefit acts. Tenant waives any immunity from or limitation on its indemnity or contribution liability to the Landlord Parties based upon such acts.

(d)          Subtenants and other occupants. Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to the Landlord Parties in a form reasonably acceptable to Landlord and to Tenant and such subtenants or occupants.

(e)           Survival. The terms of this Section 5.7.1 shall survive any termination or expiration of this Lease.

(f)            Costs. The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, attorneys' fees and disbursements) incurred by the Landlord Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Landlord

Parties by reason of any such claim. Tenant, upon request from the Landlord Party. shall resist and defend such action or proceeding on behalf of the Landlord Party by counsel appointed by Tenant's insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to the Landlord Party. The Landlord Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Landlord Parties.

(B)      Landlord's Indemnity. Subject to the limitations in Section 8.4 of this Lease and in the provisions of Section 5.7.2 and Section 5.7.13 of this Article, and to the extent not resulting from any act, omission, fault, negligence or misconduct of Tenant or its contractors, licensees, invitees, agents, servants or employees, Landlord agrees to indemnify and save harmless the Tenant Parties from and against any claim by a third party arising from any injury to any person occurring in the Premises or in the Property after the date that possession of the Premises is first delivered to Tenant and until the expiration or earlier termination of the Lease Term, to the extent such injury results from the negligence or willful misconduct of any Landlord Party, or from any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease; provided, however, that in no event shall the aforesaid indemnity render Landlord responsible or liable for any loss or damage to fixtures, personal property or other property of Tenant, and Landlord shall in no event be liable for any indirect or consequential damages. Tenant shall provide notice of any such third party claim to Landlord as soon as practicable. Landlord shall have the right, but not the duty, to defend the claim. The provisions of this Section shall not be applicable to the holder of any mortgage now or hereafter on the Property or Building(s) (whether or not such holder shall be a mortgagee in possession of or shall have exercised any rights under a conditional, collateral or other assignment of leases and/or rents respecting the Property or Building(s), except to the extent of liability insurance maintained by either of the foregoing.

5.7.2        Tenant's Risk

Tenant agrees to use and occupy the Premises, and to use such other portions of the Building(s) and the Property as Tenant is given the right to use by this Lease at Tenant's own risk. The Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party's business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Building(s) or the Property, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, the actions of any other tenants of the Building(s) or of any other person or persons, or any leakage in any part or portion of the Premises or the Building(s) or the Property, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building(s) or the Property, or from drains, pipes or plumbing fixtures in the Building(s) or the Property. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor. The Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building(s) or otherwise. Notwithstanding the foregoing, the Landlord Parties shall not be released from liability for any injury, loss, damages or liability to the extent arising from any negligence or willful misconduct of the Landlord Parties on or about the Premises: provided, however, in no event shall the Landlord Parties have any liability to a Tenant Party based on any loss with respect to or interruption in the operation of Tenant's business. The provisions of this Section shall be applicable until the expiration or earlier termination of the Lease Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Buildings.

5.7.3        Tenant's Commercial General Liability Insurance

Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereafter, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office ("ISO") Commercial General Liability Coverage "occurrence" form CG 00 01 10 01 or another Commercial General Liability "occurrence" form providing equivalent coverage. Such insurance shall include broad form contractual liability coverage, specifically covering but not limited to the indemnification obligations undertaken by Tenant in this Lease. The minimum limits of liability of such insurance shall be Ten Million Dollars ($10,000,000.00) per occurrence (which limits may be satisfied through a combination of primary and excess liability coverage), and a maximum deductible of Twenty-Five Thousand Dollars ($25,000.00). In addition, in the event Tenant hosts a function in the Premises, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as determined by Landlord (including liquor liability coverage, if applicable) and provide Landlord with evidence of the same.

5.7.4        Tenant's Property Insurance

Tenant shall maintain at all times during the Term of the Lease, and during such earlier time as Tenant may be performing work in or to the Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise on the Premises, and containing thereafter so long as Tenant is in occupancy of any part of the Premises, business interruption insurance and insurance against loss or damage covered by the so- called "all risk" type insurance coverage with respect to Tenant's property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise, and all alterations, improvements and other modifications made by or on behalf of the Tenant in the Premises, and other property of Tenant located at the Premises, which are permitted to be removed by Tenant at the expiration or earlier termination of the Lease Term except to the extent paid for by Landlord (collectively "Tenant's Property"). The business interruption insurance required by this Section 5.7.4 shall be in minimum amounts typically carried by prudent tenants engaged in similar operations. but in no event shall be in an amount less than the Annual Fixed Rent then in effect during, any year during the Term. plus an) Additional Rent due and payable for the immediately preceding year during the Term. The all risk- insurance required by this section shall be in an amount at least equal to the lull replacement cost of Tenant's Property and with a maximum deductible of Five Hundred Thousand Dollars ($500,000.00). In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant's expense, shall also maintain. or shall cause its contractor(s) to maintain, builder's risk insurance for the full insurable value of such work. Landlord and such additional persons or entities as Landlord may reasonably request shall be named as loss payees, as their interests may appear. on the policy or policies required by this Lease. In the event of loss or damage covered by the ”all risk" insurance required by this Lease, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article VI. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the "all risk" insurance covering the loss or damage. To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the "all risk" insurance covering the loss or damage. If both Landlord and Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage. If the loss or damage is not repaired or restored (for example, if the Lease is terminated pursuant to Article VI), the insurance proceeds shall be paid to Landlord and Tenant in the pro rata proportion of their relative contributions to the cost of the leasehold improvements covered by the policy.

5.7.5        Tenant's Other Insurance

Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout the end of the Term, and after the end of the Term for so long after the end of the Term as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereafter, (I) comprehensive automobile liability insurance (covering any automobiles owned or operated by Tenant) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent coverage; (2) worker's compensation insurance; and (3) employer's liability insurance. Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1.000,000) for each accident. Such worker's compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time). Such employer's liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

5.7.6        Requirements for Tenant's Insurance

All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing in the Commonwealth of Massachusetts and that have a rating of at least "A" and are within a financial size category of not less than "Class X" in the most current Best's Key Rating Guide or such similar rating as may be reasonably selected by Landlord. All such insurance shall: (I) be acceptable in form and content to Landlord; (2) be primary and noncontributory; and (3) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance, or change in coverage without the insurer first giving Landlord thirty (30) days' prior written notice (by certified or registered mail, return receipt requested, or by fax or email) of such proposed action. No such policy shall contain any deductible or self-insured retention greater than the maximum deductibles noted above. Such deductibles and self-insured retentions shall be deemed to be "insurance" for purposes of the waiver in Section 8.13 below. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance based on such limits as are customarily carried with respect to similar properties in the area in which the Premises are located. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, or to deliver such policies or certificates as required by this Article, Landlord may, at its option, on five (5) days notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor. The insurance required to be maintained by Tenant pursuant to this section may be carried under blanket insurance policies covering the Premises and other properties owned or leased by Tenant, so long as such policies comply with this Lease. The coverage provided by such policies shall at all times meet the requirements of this Lease, without co-insurance.

5.7.7       Additional Insureds

The commercial general liability and auto insurance carried by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 5.7.3 of this Lease, shall name Landlord, Landlord's managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to this Lease or the operations of Tenant (collectively "Additional Insureds"). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord's managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured.

5.7.8       Certificates of Insurance

On or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, and at least thirty

(30) days prior to the expiration date of each policy for which a certificate was furnished (acceptable forms of such certificates for liability and property insurance, respectively, are attached as Exhibit E). Failure by the Tenant to provide the certificates or letters required by this Section 5.7.8 shall not be deemed to be a waiver of the requirements in this Section 5.7.8. Upon request by Landlord, a true and complete copy of any insurance policy required by this Lease shall be delivered to Landlord within ten (10) days following Landlord's request.

5.7.9       Subtenants and Other Occupants

Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 5.7.1 above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article. Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant or other occupant or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives first enters the Premises or (ii) the commencement of the sublease. Tenant shall be responsible for identifying and remedying any deficiencies in such certificates or policy provisions.

5.7.10      No Violation of Building Policies

Tenant shall not commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Property and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord's right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Property or the property of Landlord in amounts reasonably satisfactory to Landlord.

5.7.11      Tenant to Pay Premium Increases

If, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Property and equipment of Landlord or any other tenant or subtenant in the Building(s) shall be higher than they otherwise would be, Tenant shall reimburse Landlord and/or the other tenants and subtenants in the Building(s) for the additional insurance premiums thereafter paid by Landlord or by any of the other tenants and subtenants in the Building(s) which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time on Landlord's demand.

5.7.12      Landlord's Insurance

(a)            Required insurance. Landlord shall maintain insurance against loss or damage with respect to the Building(s) on an "all risk" type insurance form, with customary exceptions, subject to such deductibles as Landlord may determine (not to exceed $100,000.00, increased on an annual basis as each anniversary of the Commencement Date by the corresponding increase in CPI for the immediately preceding twelve (12) month period), in an amount equal to at least the replacement value of the Building(s). Landlord shall also maintain such insurance with respect to any improvements, alterations, and fixtures of Tenant located at the Premises to the extent paid for by Landlord. The cost of such insurance shall be treated as a part of Landlord's Operating Expenses. Such insurance shall be maintained with an insurance company selected by Landlord. Payment for losses thereunder shall be made solely to Landlord.

(b)            Optional insurance. Landlord may maintain such additional insurance with respect to the Building(s) and the Property, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, provided that: (i) so long as Landlord is an affiliate of Boston Properties Limited Partnership or so long as an affiliate of Boston Properties Limited Partnership owns the Buildings, such insurance is consistent with the insurance coverages then being carried by Landlord and its affiliates on buildings in New England of a similar type and location to the Buildings, and (ii) if neither Landlord nor an affiliate of Boston Properties Limited Partnership owns the Buildings, such insurance is consistent with the insurance coverages then being carried by landlords of other comparable office buildings in the Route 3/1-495 North market area. Landlord may also maintain such other insurance as may from time to time be required by the holder of any mortgage on the Building(s) or Property. The cost of all such additional insurance shall also be part of the Landlord's Operating Expenses.

(c)            Blanket and self-insurance. Any or all of Landlord's insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Landlord's Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self- insurance that is reasonably allocated to the Building(s).

(d)            No obligation. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant's Property, including any such property or work of Tenant's subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant's or any subtenant's or occupant's business.

5.7.13      Waiver of Subrogation

The parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all "Tenant Parties" (hereinafter defined), and in the case of Tenant, against all "Landlord Parties" (hereinafter defined), for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under any insurance policy required by this Lease or which would have been so insured had the part} carried the insurance it was required to carry hereunder, provided that this waiver and release shall not apply to the commercial general liability insurance Landlord is required to carry b) Section 5.7.12(a). Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against any or all of Tenant or Landlord. In addition, the parties hereto (and in the case of Tenant, its subtenants and other occupants of the Premises) shall procure an appropriate clause in, or endorsement on, any insurance policy required by this Lease pursuant to which the insurance company waives subrogation. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties' waiver and release of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

The term "Landlord Party" or "Landlord Parties" shall mean Landlord, any affiliate of Landlord, Landlord's managing agents for the Building(s), each mortgagee (if any), each ground lessor (if any), and each of their respective direct or indirect partners, officers, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this Lease, the term "Tenant Party" or "Tenant Parties" shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.

5.7.14     Tenant's Work

During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer's liability, builder's risk, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord's written approval, which approval shall not be unreasonably withheld. The commercial general liability and auto insurance carried by Tenant's contractors and their subcontractors of all tiers pursuant to this section shall name Landlord, Landlord's managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to their work or services (collectively "Additional Insureds"). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord's managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this section.

5.8          OMITTED.

5.9          LANDLORD'S RIGHT OF ENTRY. To permit Landlord and its agents to examine the Premises at reasonable times (including, without limitation, Monday through Friday, 8:00 a.m. until 6:00 p.m.) and upon reasonable prior notice to Tenant (except in the event of an emergency where Landlord shall only be required to use reasonable efforts to provide notice, which need not be in writing, and only to the extent feasible considering the emergency) and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem reasonably necessary; to remove, at Tenant's expense, any alterations, addition, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing (where such consent is required hereunder); and to show the Premises to prospective tenants during the twenty (20) months preceding expiration of the Term (unless Tenant shall have given Landlord a Tenant's Extension Notice and Tenant shall have waived any right to withdraw said Extension Notice and Tenant shall be unconditionally bound to extend the then existing Term under Section 2.4.0) and to prospective purchasers and mortgagees at all reasonable times and upon reasonable prior notice to Tenant. In addition, Landlord agrees that if it is showing the Premises to a prospective tenant or purchaser who is engaged in a business in direct competition with that of Tenant, Tenant shall have the right to have a representative present during such entry and to place reasonable restrictions on such competitor's access to areas where Tenant's work product may be in plain view. In connection with the foregoing, Landlord shall identify all prospective tenants or purchasers and their representatives by name to Tenant prior to bringing said parties into the Premises, so that Tenant may reasonably determine whether or not such parties are direct competitors of Tenant; provided, however, that in the event a prospective tenant or purchaser does not want to be thus identified, such prospective tenant's or purchaser's access will be limited to such portions of the Premises as Tenant may elect as if such party were a direct competitor of Tenant.

5.10         FLOOR LOAD; PREVENTION OF VIBRATION AND NOISE. Except to the extent approved by Landlord, not to place a load upon any floor of the Premises above the ground floor exceeding an average rate of 100 pounds of live load per square foot of floor area (partitions shall be considered as part of the live load); and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize; to the extent that Tenant does not occupy the Building(s) in its entirety, Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building(s) structure or to any other space in the Building(s) shall be so installed, maintained and used by Tenant so as to eliminate such vibration or noise.

5.11         PERSONAL PROPERTY TAXES. To pay promptly when due all taxes that may be imposed upon Tenant's Property in the Premises to whoever assessed.

5.12         COMPLIANCE WITH LAWS. To comply with all applicable Legal Requirements now or hereafter in force (A) relating to or as a result of any additions, alterations or improvements performed by or for Tenant or any assignee of subtenant of Tenant, and (B) relating to or as a result of the use or occupancy of the Premises; provided that

Tenant shall not be required to make any alterations or additions unless the same are required by such Legal Requirements as a result of or in connection with Tenant's use or occupancy of the Premises beyond normal use of space of this kind. Tenant shall promptly pay all tines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 5.12.

Landlord represents and warrants, to the best of Landlord's knowledge, that the base building cores, shells and surrounding site work (excluding any work performed by any tenants) comply with all laws, regulations and building codes (including, without limitation, the Americans With Disabilities Act, 42 U.S.C. §1210 I (et seq.) and all regulations thereunder) applicable to the Buildings and the Site at the time of construction.

5.13         PAYMENT OF LITIGATION EXPENSES. To pay as Additional Rent all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease following the occurrence of an Event Default and during the continuance of an Event of Default (Landlord hereby similarly agreeing to pay all reasonable costs, counsel and other fees incurred by Tenant in connection with the successful enforcement by Tenant of any obligations of Landlord under this Lease).

5.14         PATRIOT ACT

As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury ("OFAC") pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, "Specially Designated National and Blocked Person" or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a "Prohibited Person"); (ii) Tenant is not (nor is it owned, controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Tenant (and any person, group, or entity which Tenant controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed an immediate Event of Default by Tenant under Section 7.1 of this Lease (without the benefit of notice or grace) and shall be covered by the indemnity provisions of Section 8.1 below, and (y) the representations and warranties contained in this subsection shall he continuing in nature and shall survive the expiration or earlier termination of this Lease. Not withstanding anything contained herein to the contrary, for the purposes of this Section, the phrase "owned or controlled directly or indirectly by any person, group, entity or nation- and all similar such phrases shall not include any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange.

ARTICLE VI

CASUALTY AND TAKING

6.0           LANDLORD'S RESTORATION ESTIMATE. In case during the Lease Term the Building(s) or Site are damaged by fire or other casualty, Landlord shall as soon as reasonably possible following such casualty and in any event within sixty (60) days after the occurrence thereof notify Tenant in writing of Landlord's estimate of the length of time necessary to repair or restore such fire or casualty damage ("Landlord's Restoration Estimate").

6.1           TERMINATION RIGHTS. In the event that during the Lease Term either of both of the Buildings are so substantially damaged by fire or other casualty that in Landlord's reasonable judgment it would be impractical or uneconomic to cause such Building or Buildings to be restored (it being understood and agreed that Landlord shall be deemed to be reasonable in its determination that restoration would be impractical or uneconomic if the holder of any mortgage which includes the Building(s) as a part of the mortgaged premises does not allow the net insurance proceeds to be applied to the restoration of the Building(s) and/or the Site in accordance with commercially reasonable provisions in its mortgage and in such case Landlord does not elect, in Landlord's sole discretion exercised in good faith, to spend the additional funds necessary to fully restore the Building(s) and/or the Site), Landlord may, at its election, terminate this Lease (or partially terminate this Lease as provided below) by notice given to Tenant within thirty (30) days after the date of Landlord's Restoration Estimate specifying the effective date of termination, provided, however, that Landlord shall only be permitted to terminate this Lease on account of such damage if Landlord terminates the leases of all other tenants in the Building similarly affected by the casualty (where Landlord has a termination right thereunder). The effective date of termination specified by Landlord shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination. Notwithstanding the foregoing, if the damage is limited to only one building and in Landlord's reasonable judgment it would be impractical or uneconomic to cause such building to be restored, Landlord shall have the option, exercisable by Landlord in its sole discretion, to notify Tenant of its election to terminate this Lease as to such building only (a "Partial Termination Notice").

If the time for repair or restoration in Landlord's Restoration Estimate exceeds two hundred ten (210) days from the date of the casualty, or if Landlord gives Tenant a Partial

Termination Notice. Tenant may. at its election, either (a) terminate this Lease or (b) accept Landlord's Partial Termination Notice. in either ease by notice given to Landlord within thirty (30) days after the later of (i) the receipt of Landlord's Restoration Estimate. or (ii) the receipt of a Partial termination Notice. specifying the effective date of termination or partial termination, as applicable. The effective date of termination or partial termination specified by Tenant shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination, and in the case of a partial termination, the Lease shall be modified as necessary to reflect the reduction in the Premises and the unavailability of or change in any amenities or services.

In addition, in case during the final eighteen (18) months of the Lease Term, either or both of the Buildings in which Tenant then leases space is damaged by fire or other casualty and such damage either directly affects the Premises or materially impairs Tenant's access thereto or materially and adversely affects Tenant's use and quiet enjoyment thereof and Landlord's Restoration Estimate exceeds the lesser of one hundred twenty (120) days from the date of casualty or the remainder of the Term, Tenant may, at its election, terminate this Lease by notice given to Landlord within thirty (30) days after the receipt of Landlord's Restoration Estimate, specifying the effective date of termination. The effective date of termination specified by Tenant shall be not less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions. If the Building(s) or the Site or any part thereof are damaged by fire or other casualty and this Lease is not terminated by either Landlord or Tenant in accordance with the terms hereof (or if neither party has a right to terminate), Landlord shall, promptly after such damage and the determination of the net amount of insurance proceeds available, use due diligence to restore the Premises and the Building(s) in the event of damage thereto (excluding Tenant's Property) into substantially the same (or, at Landlord's option. better) condition than existed immediately prior to the fire or other casualty, and the Annual Fixed Rent, Tenant's share of Operating Expenses and Tenant's share of real estate taxes shall be justly and equitably abated from the date of the casualty according to the nature and extent of the injury to the Premises or the access thereto or use and quiet enjoyment thereof, until the Premises shall have been restored by Landlord substantially into such condition except for punch list items. Notwithstanding anything herein contained to the contrary, and provided that Landlord has maintained in full force and effect the fire and casualty insurance coverages required to be maintained by Landlord under the terms of this Lease, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net insurance proceeds plus the amount of any insurance deductible. If such net insurance proceeds are not allowed by such mortgagee or ground lessor to be applied to, or are otherwise insufficient for, the restoration of the Building(s) (and/or the Site) and if Landlord does not otherwise elect to spend the additional funds necessary to fully restore the Building(s) (and/or the Site), then Landlord shall give notice ("Landlord's Proceeds Notice") to Tenant that Landlord does not elect to fund the amount of the within thirty (30) days of the final determination by such mortgagee or ground lessor as to the disbursement of proceeds and Tenant shall thereafter have the right to terminate this Lease 1)) providing Landlord with a notice of termination within thirty (30) days after Tenant's receipt of Landlord's Proceeds Notice (the effective date of which termination shall not be less than sixty (60) days after the date of notice of such termination).

If such restoration is not completed within the longer of 210 days from the date of the fire or casualty or the amount of time set forth in Landlord's Restoration Estimate, either such period to be subject, however, to extension where the delay in completion of such work is due to causes beyond Landlord's reasonable control (but in no event beyond fifteen (15) months from the date of the fire or casualty), Tenant shall have the right to terminate this Lease at any time after the expiration of the applicable period (as extended), which right shall continue until the restoration is substantially completed. Such termination shall be effective as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant's notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within thirty (30) days after Landlord's receipt of Tenant's notice, such restoration is substantially completed, in which case Tenant's notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect.

6.2           UNINSURED CASUALTY. Notwithstanding anything to the contrary contained in this Lease, if the Building(s) or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time required to be maintained by Landlord and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within ninety (90) days from the date of casualty, Landlord or Tenant may, at either party's election, terminate the Term of this Lease by notice to the other party given within thirty (30) days after such loss. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

6.3           EMINENT DOMAIN. If either of the Buildings, or such portion of the Premises as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant's purposes, in Tenant's reasonable judgment, shall be taken by condemnation or right of eminent domain, or if either of the Buildings are substantially affected by a taking by condemnation or right of eminent domain that in Landlord's reasonable judgment it would be impractical or uneconomic to cause such Building or Buildings to be restored (it being understood and agreed that Landlord shall be deemed to be reasonable in its determination that restoration would be impractical or uneconomic if the holder of any mortgage which includes the Building(s) as a part of the mortgaged premises does not allow the net condemnation proceeds to be applied to the restoration of the Building(s) and/or the Site in accordance with commercially reasonable provisions in its mortgage and in such case Landlord does not elect, in Landlord's sole discretion exercised in good faith, to spend the additional funds necessary to fully restore the Building(s) and/or the Site), then Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. In addition, if more than fifteen percent (15%) of the parking spaces available for Tenant's use in accordance with Section 2.2.1 above, shall be taken by condemnation or right of eminent domain, Tenant shall have the right to terminate this Lease by notice to Landlord of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of such parking spaces, provided further, that such termination right shall be Tenant sole and exclusive remedy for said reduction in parking, and if Tenant fails to terminate following such a reduction in parking, then Tenant shall be deemed to have waived any rights or remedies Tenant may otherwise have against Landlord arising out of the unavailability of parking spaces on the Site as a result of a taking by condemnation or right of eminent domain. Parking spaces shall not be considered "taken" for purposes hereof if, despite an actual taking of an existing parking space on the Site which is available for Tenant's use, Landlord makes available to Tenant alternative parking spaces on the Site or off the Site and in a reasonably convenient location, including, without limitation, by virtue of an elevated parking structure or a valet service. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

Should any part of the Premises or the Site be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, Landlord agrees that after the determination of the net amount of condemnation proceeds awarded to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant's Property) and to restore or replace the portion of the parking areas affected by the taking. Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds. If such net condemnation proceeds are insufficient for, the restoration of the Buildings (and/or the Site) and if Landlord does not otherwise elect to spend the additional funds necessary to fully restore the Buildings (and/or the Site), then Landlord shall give notice ("Landlord's Award Notice") to Tenant that Landlord does not elect to fund the amount of the insufficiency and Tenant shall thereafter have the right to terminate this Lease by providing Landlord with a notice of termination within thirty (30) days after Tenant's receipt of Landlord's Award Notice (the effective date of which termination shall not be less than sixty (60) days after the date of notice of such termination).

If the Premises shall be affected by any exercise of the power of eminent domain, then the Annual Fixed Rent, Tenant's share of Operating Expenses and Tenant's share of real estate taxes shall be justly and equitably abated and reduced from the date of the taking according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Floor Area of the Premises or a material number of parking spaces available to Tenant, a just proportion of the Annual Fixed Rent, Tenant's share of Operating Expenses and Tenant's share of real estate taxes shall be abated for the remainder of the Lease Term.

6.4           EMINENT DOMAIN DAMAGES RESERVED. Landlord shall have and hereby reserves to itself any and all rights to receive awards made for damages to the Premises, the Buildings, the Property and the Site and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby grants, releases and assigns to Landlord all Tenant's rights to such awards, and covenants to execute and deliver such further assignments and assurances thereof as Landlord may from time to time request.

Notwithstanding the immediately preceding paragraph, if and to the extent that any improvements shall be taken pursuant to the power of eminent domain, shall have been separately paid for by Tenant when made, shall not be restored and for which a separate award shall not be made by the taking authority but the determination of the award takes into account such improvements, Tenant shall be entitled out of the award to an amount equal to Tenant's unamortized cost of such improvements. Tenant's unamortized cost of any of such improvements shall be determined from Tenant's federal income tax returns and shall exclude any contributions to such cost by Landlord whether effected by deductions from rent, special allowances, payments for Annual Fixed Rent or Additional Rent or otherwise.

Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceeding a claim for the value of any of Tenant's trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation and moving expenses, provided that such action and any resulting award shall not affect or diminish the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE VII

DEFAULT

7.1           TENANT'S DEFAULT. (A) If at any time subsequent to the date of this Lease any one or more of the following events (herein sometimes called an "Event of Default") shall occur:

(i)
Tenant shall fail to pay the fixed rent or additional rent for which provision is made herein for the payment by Tenant in regular installments (including, without limitation, on account of Operating Expenses and Real Estate Taxes) on or before the date on which the same become due and payable, or Tenant shall fail to pay any other charges not contemplated above within thirty (30) days after invoice and, with respect to any such failure specified in this subsection (i), the same continues for seven (7) days after written notice from Landlord thereof, or

(ii)
Landlord having rightfully given the notice specified in subdivision (i) above twice in an calendar year, Tenant shall thereafter in the same calendar year fail to pay (X) the fixed rent or additional rent for which provision is made herein for the payment by Tenant in regular installments (including, without limitation, on account of Operating Expenses and Real Estate Taxes) on or before the date on which the same become due and payable, or (Y) any other charges within thirty (30) days after invoice, in both instances without the need for a separate notice of default or,

(iii)
Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying in reasonable detail such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

(iv)	Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

(v)
Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

(vi)
A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of ninety (90) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of ninety (90) days (whether or not consecutive), then, and in any of said cases (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord lawfully may, immediately or at any time thereafter, and without demand or further notice terminate this Lease by notice to Tenant, specifying a date not less than ten (10) day s after the giving of such notice on which this Lease shall terminate. and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term (Tenant hereby waiving an) rights of redemption). and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

(b) If this Lease shall have been terminated as provided in this Article, then Landlord may, without notice, re- enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

(c) In the event that this Lease is terminated under any of the provisions contained in Section 7.1 (a) or shall be otherwise terminated by breach of any obligation of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or relet for a period less than the remainder of the Term, and for the whole thereof, but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

Amounts received by Landlord after reletting shall first be applied against such Landlord's expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, amounts received by Landlord from such reletting for any period shall be credited only against obligations of Tenant allocable to such period, and shall not be credited against obligations of Tenant hereunder accruing subsequent or prior to such period; nor shall any credit of any kind be due for any period after the date when the term of this Lease is scheduled to expire according to its terms.

Landlord agrees to use commercially reasonable efforts to relet the Premises after Tenant vacates the same in the event this Lease is terminated based upon an Event of Default by Tenant hereunder. The marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord's control within the Property shall be deemed to halve satisfied Landlord's obligation to use "commercially reasonable efforts" hereunder. In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises (including. without limitation. the final and unappealable legal right to relet the Premises free of any claim of Tenant). (ii) relet the Premises before leasing other vacant space in the Property, or (iii) lease the Premises for a rental less that the current fair market rent then prevailing for similar office space in the Property or if no such space in the Property is then being marketed, then in the Route 3/1-495 North market.

(d)(i) At any time after such termination and whether or not Landlord shall have collected any damages as aforesaid, Tenant shall pay to Landlord as liquidated final damages and in lieu of all other damages beyond the date of notice from Landlord to Tenant, at Landlord's election, such a sum as at the time of such notice represents the amount of the excess, if any, of (a) the discounted present value, at a discount rate equal to the United States Treasury rate (the "Discount Rate") in effect at such time for United States Treasury obligations having a maturity date which is the same as the date that the Term of the Lease would have expired but for Tenant's default, of the Annual Fixed Rent, Additional Rent and other charges which would have been payable by Tenant under this Lease for the remainder of the Lease Term if the terms of this Lease had been fully complied with by Tenant, over and above (b) the discounted present value, at the Discount Rate, of the Annual Fixed Rent, Additional Rent and other charges that would be received by Landlord if the Premises were re-leased at the time of such notice for the remainder of the Lease Term at the fair market rental value (including provisions regarding periodic increases in Annual Fixed Rent if such are applicable) prevailing at the time of such notice.

(d)(ii) For the purposes of this Article, if Landlord elects to require Tenant to pay damages in accordance with the immediately preceding paragraph, the total rent shall be computed by assuming that Tenant's share of real estate taxes, Tenant's share of operating expenses and Tenant's share of excess electrical costs would be, for the balance of the unexpired Term from the date of such notice, the amount thereof (if any) for the immediately preceding annual period payable by Tenant to Landlord.

(e) In case of any Event of Default, re-entry, dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable or necessary to re-let the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under an present or future laws in the event of Tenant being evicted or dispossessed. or in the event of Landlord obtaining possession of the Premises. by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(t)The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for. Further, nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

7.2           LANDLORD'S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default (provided that if such default is of a nature that Landlord cannot reasonably remedy the same within said thirty (30) day period, Landlord shall commence promptly to remedy the same and to diligently prosecute such remedy to completion) after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

ARTICLE VIII

8.1           EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall invalidate or increase the rate of insurance on the Premises or on the Building(s) above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as additional rent thereunder.

8.2           WAIVER. Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of subsequent similar act by the other.

No payment by Tenant, or acceptance by Landlord. of a lesser amount than shall he due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

8.3           CUMULATIVE REMEDIES. The specific remedies to which either party may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may be lawfully entitled in case of any breach or threatened breach by the other party of any provisions of this Lease. In addition to the other remedies provided in this Lease, both parties shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

8.4           QUIET ENJOYMENT AND LIMITATION ON LANDLORD'S LIABILITY. Tenant, subject to the terms and provisions of this Lease on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied; and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring during Landlord's or Landlord's successors' respective ownership of Landlord's interest hereunder, as the case may be.

Further, Tenant specifically agrees to look solely to Landlord's then equity interest in the Building(s) (including any rents and casualty or taking proceeds, subject, however, to the right of Landlord to use such proceeds or awards for reconstruction) at the time owned, or in which Landlord holds an interest as ground lessee, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (original or successor), nor any partner in or of Landlord, nor any beneficiary of any Trust of which any person holding Landlord's interest is Trustee, shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor), any partner in or of Landlord, any successor Trustee to the persons named herein as Landlord, or any beneficiary of any Trust of which any person holding Landlord's interest is Trustee, to respond in monetary damages from Landlord's assets other than Landlord's equity interest aforesaid in the Building, but in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the demised premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

8.5           NOTICE TO MORTGAGEE AND GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises (each a "mortgagee"), or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as a part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor at the address specified in such notice or such other address of which Tenant is informed in writing. For the purposes of this Section 8.5 or Section 8.15, the term "mortgage" includes a mortgage on a leasehold interest of Landlord (but not one on Tenant's leasehold interest). Landlord warrants and represents that as of the date of this Lease no mortgage or ground lease encumbers title to any portion of the Property.

8.6           ASSIGNMENT OF RENTS. With reference to any assignment by Landlord or Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

(a)
That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

(b)
That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor.

In no event shall the acquisition of title to the Building(s) and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building(s) or such land back to the seller thereof be treated as an assumption by such purchaser-lessor, by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder subject to the provisions of Section 8.4 hereof. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations under this Lease and provided that Tenant agrees to attorn to such purchaser only if Tenant receives a subordination, non-disturbance and attornment agreement acceptable to Tenant in Tenant's reasonable discretion, and which agreement reflects the obligation to make casualty insurance proceeds and condemnation awards available for restoration under the terms of this Lease. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

8.7   SURRENDER. No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises.

8.8   BROKERAGE. (A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the Recognized Broker; and in the event any claim is made against the Landlord relative to dealings by Tenant with brokers other than the Recognized Broker designated in Section I.1 hereof, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the Recognized Broker designated in Section 1.1 hereof; and in the event any claim is made against the Tenant relative to dealings by Landlord with brokers other than the Recognized Broker designated in Section 1.1 hereof, Landlord shall defend the claim against Tenant with counsel of Landlord's selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Recognized Broker designated in Section I . I hereof.

(C) The provisions of Sections 8.8(A) and (B) shall survive the expiration or other termination of this Lease.

8.9           INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, including but not limited to any waiver of contribution or claims, indemnity obligation, or limitation of liability or damages, or the application thereof to any person or circumstance shall, to any extent, he invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

8.10         PROVISIONS BINDING, ETC. The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to subletting or assignment by Tenant.

8.11         RECORDING; CONFIDENTIALITY. Tenant agrees not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to both Landlord's and Tenant's attorneys. In no event shall such document set forth rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

Tenant agrees that this Lease and the terms contained herein will be treated as strictly confidential and except as required by law (or except with the written consent of Landlord) Tenant shall not disclose the same to any third party except for Tenant's partners, lenders, accountants and attorneys who have been advised of the confidentiality provisions contained herein and agree to be bound by the same. In the event Tenant is required by law to provide this Lease or disclose any of its terms, Tenant shall give Landlord prompt notice of such requirement prior to making disclosure so that Landlord may seek an appropriate protective order. if failing the entry of a protective order Tenant is compelled to make disclosure, Tenant shall only disclose portions of the Lease which Tenant is required to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to the information so disclosed. Notwithstanding the foregoing, to the extent required under applicable securities laws, the provisions of this paragraph shall not be construed so as to prevent Tenant from (x) disclosing the fact that Tenant has a lease with Landlord or (y) including the rent and other amounts payable under this Lease as part of any consolidated reporting of Tenant's financial liabilities, so long as the economic terms of this Lease are not specifically identified with or attributed to this Lease, Landlord or any of Landlord's affiliates.

8.12         NOTICES. Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by overnight commercial courier or delivered by hand with a written acknowledgement of receipt or by registered or certified mail postage or delivery charges prepaid, as the case may be:

If intended for Landlord, addressed to Landlord at the address set forth in Article I of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice) with a copy to Landlord, Attention: Regional General Counsel.

If intended for Tenant, addressed to Tenant at the address set forth in Article I of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice) with a copy to Tenant, Attention: General Counsel.

Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused, (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted, (iii) if the notice address is a post office box number, notice shall be effective the day after such notice is sent as provided hereinabove or (iv) if the notice is to a foreign address, notice shall be effective two (2) days after such notice is sent as provided hereinabove.

Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

Any notice given by an attorney on behalf of Landlord or by Landlord's managing agent shall be considered as given by Landlord and shall be fully effective.

Time is of the essence with respect to any and all notices and periods for giving notice or taking any action thereto under this Lease.

8.13
WHEN LEASE BECOMES BINDING. Employees or agents of Landlord or Tenant have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

8.14	ARTICLE TITLES AND SECTION HEADINGS. The titles of the, Articles sections and subsections throughout this Lease are for convenience and reference only, and the words contained therein shall in no w ay be held to explain. modify. amplify or aid in the interpretation. construction or meaning of the provisions of this Lease.

8.15
RIGHTS OF MORTGAGEE. This Lease shall be subject and subordinate to any mortgage now or hereafter on the Site or the Building(s) or portion thereof and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor provided that the holder of such mortgage agrees. by a written instrument (an "SNDA") in the customary form required by such mortgagee as amended by such commercially reasonable changes as Tenant may request and the mortgagee may reasonably approve, to recognize this Lease and the rights of Tenant hereunder (including the right to use and occupy the Premises) upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder. Tenant acknowledges and agrees that any SNDA shall require that Tenant provide to the holder of such mortgage written notice of any defaults of Landlord and commercially reasonable cure periods to be negotiated between Tenant and such holder. In confirmation of such subordination and recognition, Tenant shall execute and deliver promptly such instruments of subordination and recognition as such mortgagee may reasonably request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord. If any holder of a mortgage which includes the Premises, executed and recorded prior to the date of this Lease, shall so elect, this Lease and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder's office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

8.16
STATUS REPORTS AND FINANCIAL STATEMENTS. Recognizing that Landlord may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, Tenant, on the request of Landlord made from time to time, will promptly furnish to Landlord, or any existing or potential holder of any mortgage encumbering the Premises, the Building(s), the Site and/or the Property or any potential purchaser of the Premises, the Building(s), the Site and/or the Property, (each an "Interested Party"), a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. In addition, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant, as reasonably requested by Landlord, including, but not limited to financial statements for the past three (3) years (provided however, that for so long as Tenant is an entity whose stock is publicly traded on a nationally-recognized exchange. Tenant shall only be required to deliver such financial statements as are required by law or other applicable regulation to be made available to the general public). To the extent any financial information required to be provided by Tenant hereunder is readily available to the general public without unreasonable expense or effort via the Internet or other similar means. Tenant shall not be required to provide Landlord with the same. Any such status statement or financial statement delivered by Tenant pursuant to this Section 8.16 may be relied upon by any Interested Party. Recognizing that Tenant may find it necessary to establish to third parties. such as accountants. banks. potential or existing lenders. potential purchasers of Tenant or the like, the then current status of performance hereunder, Landlord, on the request of Tenant made from time to time, will promptly furnish to Tenant, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

8.17
LANDLORD'S AND TENANT'S SELF HELP. (A) If Tenant shall at any time default in the performance of any obligation under this Lease beyond any applicable notice and cure period set forth in Section 7.1(a), Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of two and one-half percentage points over the then prevailing prime or base rate in Boston as set by Bank of America, N.A., or its successor, but in no event greater than the maximum rate permitted by applicable law) and all costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord within ten (10) business days after demand therefor. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

(B) In the event (a) Landlord fails to make such repairs as are required of Landlord under this Lease or to perform any other obligations of Landlord hereunder within thirty (30) days after written notice from Tenant to Landlord and to the holder of any mortgage on the Property of which Tenant has been given written notice by Landlord specifying the nature of such repairs or other obligations or (b) if such repairs or other obligations are of the type which cannot be made or performed within such thirty (30) days, then if Landlord or the holder of any such mortgage (at the option of such mortgagee) fails to (i) commence making such repairs within thirty (30) days after such written notice from Tenant and (ii) thereafter prosecute such repairs or other obligations to completion with due diligence given the nature of such repairs or other obligations or (c) if such repairs or other obligations if not performed would constitute an emergency and would result in material damage to person or property, Tenant may specify such shorter time period than thirty (30) days as is reasonable taking into account the nature of the emergency condition to Landlord and such mortgagee and if Landlord or such mortgagee (at the option of such mortgagee) fails to (i) commence making such repairs within such shorter time period and (ii) thereafter prosecute such repairs or other obligations to completion with due diligence given such emergency nature thereof. then thereafter at any time prior to Landlord's commencing such repairs or other obligations. Tenant may, but need not, make such repairs or perform such other obligations and may make a demand on Landlord for payment of the reasonable out-of-pocket cost thereof (together with interest at the rate of two and one-half percentage points over the then prevailing prime or base rate in Boston as set by Bank of America, N.A., or its successor, but in no event greater than the maximum rate permitted by applicable law) and Landlord shall pay the out-of-pocket cost thereof, provided, however, if within thirty (30) days after receipt of such demand, Landlord shall not have paid same, then Tenant shall have the right to bring suit in a court of competent jurisdiction in The Commonwealth of Massachusetts seeking payment of the sum so claimed in Tenant's demand. If Tenant shall be successful in any such court action, then Landlord shall pay to Tenant Tenant's reasonable out-of-pocket legal fees actually incurred in connection with such litigation. However, in no event shall Tenant have the right to offset against, withhold or deduct from Annual Fixed Rent, or any Additional Rent or other charges payable under this Lease nor shall Landlord's failure to pay Tenant's demand be a default of Landlord nor give Tenant the right to terminate this Lease, Tenant's right being to bring suit as aforesaid.

8.18

8.19 OMITTED.

8.20

8.25
LATE PAYMENT. If Landlord shall not have received any payment or installment of Annual Fixed Rent or Additional Rent (the "Outstanding Amount") on or before the date on which the same first becomes payable under this Lease (the "Due Date"), the amount of such payment or installment shall incur a late charge equal to the sum of: (a) five percent (5%) of the Outstanding Amount for administration and bookkeeping costs associated with the late payment and (b) interest on the Outstanding Amount from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Bank of America, N.A (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand. Landlord agrees to waive the late charges due hereunder for the first late payment by Tenant under this Lease per calendar year, provided that Landlord receives such payment from Tenant within five (5) business days of the Due Date (provided further that if such payment is not received within the aforesaid five (5) business day period, interest on the Outstanding Amount will accrue as of the original Due Date). Any other late payments during, that same calendar y ear shall be subject to the imposition of the late charge immediately following the Due Date as set forth above.

8.26
ARBITRATION. Notwithstanding anything to the contrary herein, any disputes (i) under Sections 2.6, 2.7 or 2.8 (provided, however. Tenant shall not have a right to dispute any amounts paid by Tenant under Section 2.8 for Building Two or for Building One to the extent based on and determined by separate meters) above as to whether Tenant has overpaid or underpaid Operating Expenses Allocable to the Premises. Landlord's Tax Expenses Allocable to the Premises, and/or Tenant's payments on account of electricity relating to matters in excess of Fifty Thousand and 00/100 Dollars ($50,000.00) and/or (ii) under Section 8.17(B) above as to whether Landlord is required to reimburse Tenant for costs incurred by Tenant in connection with the exercise of its self-help rights, shall be submitted to arbitration in accordance with the provisions of applicable Massachusetts state law, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association's office in Boston, Massachusetts. Any award of an arbitrator rendered hereunder shall be subject to confirmation and entry of judgment thereon in any court of competent jurisdiction sitting in Suffolk or Middlesex Counties, Massachusetts, and the parties hereby consent to the jurisdiction of such court. The costs and administration expenses of each arbitration hereunder and their apportionment between the parties shall be borne equally by the parties, and each party shall be responsible for its own attorneys' fees and expert witness fees. In connection with the foregoing, it is expressly understood and agreed that the parties shall continue to perform their respective obligations under this Lease during the pending of any such arbitration proceeding hereunder (with any adjustments or reallocations to be made on account of such continued performance as determined by the arbitrator in his or her award).

8.27
CONSENTS. Landlord and Tenant agree that, unless otherwise addressed herein, whenever a specific consent or approval of a party is required or requested under the terms hereof, the party from whom such consent or approval is sought shall not unreasonably withhold, condition or delay its consent.

8.28	GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the law of The Commonwealth of Massachusetts, as the same may from time to time exist.

EXECUTED as a sealed instrument in two or more counterparts each of which shall be deemed to be an original.

                    LANDLORD:

BOSTON PROPERTIES LIMITED PARTNERSHIP

By:  Boston Properties, Inc., its general partner

By:  /s/ Bryan J. Koop
Name:  Bryan J. Koop
Title:  Senior Vice President – Regional Manager
Hereunto Duly Authorized

TENANT:

ZOLL MEDICAL CORPORATION

By:  /s/ Jonathan A. Reneault
Name:  Jonathan A. Reneault
Title:  President
Hereunto Duly Authorized

ATTEST:

By: /s/ Stephen Korn
Name:  Stephen Korn
Title:  SECRETARY

By:  /s/ John P. Bergeron
Name:  John P. Bergeron
Title:  Treasurer
Hereunto Duly Authorized

(CORPORATE SEAL)

EXHIBIT A

LEGAL DESCRIPTION OF THE SITE

A-1

EXHIBIT A

PARCEL

The land in Chelmsford, consisting of five parcels, as follows:

I-A:

A certain parcel of land on the southeasterly side of Mill Road, Chelmsford, Middlesex County, Massachusetts, being shown as "Lot 3AREA = 461,271 ±S.F. (10.59± ACRES)" on "Plan of Land in Chelmsford & Billerica, Massachusetts, Showing Existing Property Lines and Issued for Conveyancing Purposes," Prepared for Boston Properties, dated November 17, 1999, by Vanessa Hangen Brustlin, Inc. (the 'Plan"), to be recorded with Middlesex North Registry of Deeds.

I-B:

A certain parcel of land on the southeasterly side of Mill Road, Chelmsford, Middlesex County, Massachusetts, being shown as "Lot 2, AREA = 456,067 ± S.F. (10.47± ACRES)," on "Plan of Land in Chelmsford & Billerica, Massachusetts, Showing Existing Property Lines and Issued for Conveyancing Purposes," Prepared for Boston Properties, dated November 17, 1999, by Vanessa Hangen Brustlin, Inc., to be recorded with Middlesex North Registry of Deeds.

I-C:

A certain parcel of land on the southeasterly side of /v ill Road, Chelmsford, Middlesex County, Massachusetts, being "QUORUM WAY, PRIVATE (PAPER STREET) 80.00' WIDE, AREA = 24.062 S.F. (0.552 ACRES)"," as shown on "Plan of Land in Chelmsford & Billerica, Massachusetts, Showing Existing Property Lines and Issued for Conveyancing Purposes", Prepared for Boston Properties, dated November 17, 1999, by Vanessa Hangen Brustlin, Inc., to be recorded with Middlesex North Registry of Deeds.

I-D:

The land in Chelmsford, consisting of one parcel, as follows:

The land with the buildings thereon situated on the NORTHWESTERLY Side of Russell Mill Road and the NORTHEASTERLY side of Mill Road and SOUTHERLY side of Billerica Road, in Chelmsford, Middlesex County, Massachusetts and being shown as Lot 2 on a plan of land entitled: "Plan of Land in Chelmsford, Mass., Owner: Sadie J. Carey, Robert M. Gill & Associate; Inc., Civil Engineers and Surveyors, August 4, 1978," which plan is recorded with

1

Middlesex North District Registry of Deeds in Plan Book 127, Plan 40, and thus bounded and described:

NORTHEASTERLY:       by Russell Mill Road, as shown on said plan,
   163.77 feet;

SOUTHWESTERLY:      by a curve forming the junction of Russell Mill Road and Mill Road, 37.32 feet, and 5.68 feet

WESTERLY:            by Mill Road, as shown on said plan, 212.41 feet;

NORTHERLY:         by Billerica Road, as shown on said plan, 88.70 feet
  and

NORTHEASTERLY:       by Route 3, as shown on said plan, 122.60 feet,

containing 19,509 square feet as shown on said plan.

I-E:

The fee in the discontinued portion of Russell Mill Road, subject to and with the benefit of Order by the Middlesex County Commissioners for Discontinuance of Russell Mill Road, as shown on the plan entitled "Plan of the Discontinuance of a Portion of Russell Mill Road, Chelmsford, as Ordered by the County Commissioners, 1984, Scale 1 Inch = 40 Fee," dated November 14, 1984, to be recorded with the Middlesex North Registry of Deeds.

PARCEL II

The land in Billerica, consisting of two parcels, as follows:

II-A:

A certain parcel of land in Billerica being shown as "Parcel A, AREA = 35,485 SF. (0.815 ACRES)" on "Plan of Land in Chelmsford & Billerica, Massachusetts, Showing Existing Property Lines and Issued for Conveyancing Purposes," Prepared for Boston Properties, dated November 17, 1999, by Vanasse Hangen Brustlin, Inc., to be recorded with Middlesex North Registry of Deeds.

II-B:

A parcel of land situated in Billerica near the Chelmsford line, and being shown as "Fanner Parcel" on "Plan of Land in Chelmsford & Billerica, Massachusetts,

2

EXHIBIT A (Cont.)

Showing Existing Property Lines and Issued for Conveyancing Purposes," Prepared for Boston Properties, dated November 17, 1999, by Vanasse Hangen Brustlin, Inc., to be recorded with Middlesex North Registry of Deeds.

3

EXHIBIT B
Building One Premises Floor Plan

B-1

<u>EXHIBIT B</u>

Building One Premises Floor Plan

Boston Properties
271 Quorum Office Park - Floor 1 As-Builts
CAFETERIA AREA
FITNESS AREA
FIRST FLOOR PREMISES
28,291 RSF
(THE CONNECTOR IS PART OF BUILDING 2)

PAGE 1 OF 2

EXHIBIT B

Building One Premises Floor Plan

Boston Properties

271 Quorum Office Park - Floor 2 As-Builts

SECOND FLOOR PREMISES 46,983 RSF

PAGE 2 OF 2

EXHIBIT C
BROKER'S DETERMINATION OF PREVAILING MARKET RATE

The following procedures and requirements shall apply:

1.
Tenant's Request. Tenant shall send a notice to Landlord in accordance with the Lease. requesting a Broker Determination of the Prevailing Market Rent, which notice to be effective must (i) include the name of a broker selected by Tenant to act for Tenant. which broker shall be affiliated with a major Boston commercial real estate brokerage firm selected by Tenant and which broker shall have at least ten (10) years experience dealing in properties of a nature and type generally similar to the Building located in the Route 3/1-495 North market, and (ii) explicitly state that Landlord is required to notify Tenant within thirty (30) days of an additional broker selected by Landlord.

2.
Landlord's Response. Within thirty (30) days after Landlord's receipt of Tenant's notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord's selection of a broker having at least the affiliation and experience referred to above.

3.
Selection of Third Broker. Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker also having at least the affiliation and experience referred to above (the "Third Broker").

4.
Rental Value Determination. Within thirty (30) days after the selection of the third broker, the first and second Brokers (that is, the brokers selected by Landlord and Tenant aforesaid) shall each send a notice to the Third Broker, setting forth their individual determinations of such annual fair market rental value, and the Third Broker shall select from the two determinations that one which such Third Broker believes to be the more reasonable determination of annual fair market rental. The determination selected by the Third Broker shall be deemed to be the determination of annual fair market rental value and shall be final and binding on the parties.

5.	Costs. Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the third broker.

6.
Failure to Select Broker or Failure of Broker to Serve. If Tenant shall have requested a Broker Determination and Landlord shall not have designated a broker within the time period provided therefor above and such failure shall continue for more than ten (10) days after notice thereof, then Tenant's broker shall alone make the determination of the fair market rent of value in writing to Landlord and Tenant within thirty (30) days after the expiration of Landlord's right to designate a broker hereunder. If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the third broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the president of the Commercial Brokers Association division of the Greater Boston Real Estate Board (the "CBA") (or such organization as

C-1

may succeed to the CBA) to designate the third broker willing so to act and a broker so appointed shall, for all purposes. have the same standing and pokers as though he had been seasonably appointed b> the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to till such vacancy shall be appointed by the Tenant, the Landlord, the brokers first appointed or the CBA as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant such vacancy may be filled by the CBA and any broker so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.

C-2

EXHIBIT C-1
FIRST OFFER SPACE BROKER'S DETERMINATION

The following procedures and requirements shall apply:

1.
Tenant's Request. In order to be effective, Tenant shall in its Tenant's Election Notice (which notice to Landlord shall be made in accordance with the notice provisions of the Lease) must (i) include the name of a broker selected by Tenant to act for Tenant. which broker shall be affiliated with a major Boston commercial real estate brokerage firm selected by Tenant and which broker shall have at least ten (10) years experience dealing in properties of a nature and type generally similar to the Building located in the Route 3/1-495 North market, and (ii) explicitly state that Landlord is required to notify Tenant within thirty (30) days of an additional broker selected by Landlord.

2.
Landlord's Response. Within thirty (30) days after Landlord's receipt of Tenant's Election Notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord's selection of a broker having at least the affiliation and experience referred to above.

3.
Selection of Third Broker. Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker also having at least the affiliation and experience referred to above (the "Third Broker").

4.
Rental Value Determination. Within thirty (30) days after the selection of the Third Broker, the first and second Brokers (that is, the brokers selected by Landlord and Tenant aforesaid) shall each send a notice to the Third Broker, setting forth their individual determinations of such Annual Market Rent, and the Third Broker shall select from the two determinations that one which such Third Broker believes to be the more reasonable determination of Annual Market Rent. The determination selected by the Third Broker shall be deemed to be the determination of Annual Market Rent and it shall be final and binding on the parties.

5.	Costs. Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the third broker.

6.
Failure to Select Broker or Failure of Broker to Serve. If Tenant shall have requested a First Offer Space Broker Determination and Landlord shall not have designated a broker within the time period provided therefor above and such failure shall continue for more than ten (10) days after notice thereof, then Tenant's broker shall alone make the determination of the Annual Market Rent in writing to Landlord and Tenant within thirty (30) days after the expiration of Landlord's right to designate a broker hereunder. If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the third broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the president of the Commercial Brokers Association division of the Greater Boston Real Estate Board (the "CBA") (or such

C-1-1

organization as ma) succeed to the CBA). to designate the third broker willing so to act and a broker so appointed shall, for all purposes. have the same standing and powers as though he had been seasonably appointed by the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker. or in case any broker for any reason ceases to be such. a broker to till such vacancy shall be appointed by the Tenant, the Landlord, the brokers first appointed or the CBA as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to till such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant such vacancy may be tilled by the CBA and any broker so appointed to till such vacancy shall have the same standing and powers as though originally appointed.

C-1-2

EXHIBIT D

LANDLORD SERVICES

BUILDING TWO (269 MILL ROAD) (SINGLE-TENANT BUILDING)

I.              WINDOW CLEANING

All exterior windows shall be washed on the inside and outside at a frequency necessary to maintain a first class appearance.

II.            ELECTRICAL SERVICES

A.	Landlord shall provide electric power for a combined load of 4.0 watts per square foot of useable area for lighting and for office machines through standard receptacles for the typical office space.

B.
Landlord will furnish and install, at Tenant's expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant's expense.

III.           ELEVATORS (Not applicable to the Connector)

Provide passenger elevator service.

IV.           WATER (Not applicable to the Connector)

Provide hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

D-1-1

EXHIBIT D-I

LANDLORD SERVICES
BUILDING ONE (271 MILL ROAD) (MULTI-TENANT BUILDING)

I.              CLEANING

Cleaning and janitorial services shall be provided as needed Monday through Friday, exclusive of holidays observed by the cleaning company, Saturdays and Sundays.

A.            LAVATORIES (FIRST FLOOR ONLY)

Cleaning and janitorial services to be provided in the common area lavatories of the building shall include:

1.	Dusting, damp mopping of resilient floors, trash removal,sanitizing of basins, bowls and urinals as well as cleaning of mirrors and bright work.

2.	Refilling of soap, towel, tissue and sanitary dispensers to be rendered as necessary.

3.	High dusting to be rendered as needed.

B.            MAIN LOBBIES, ELEVATORS, STAIRWELLS AND

COMMON AREAS

Cleaning and janitorial services to be provided in the common areas of the building shall include:

I.             Trash removal, vacuuming, dusting and damp mopping of
resilient floors and cleaning and sanitizing of water fountains.

2.             High dusting to be rendered as needed.

C.             WINDOW CLEANING

All exterior windows shall be washed on the inside and outside surfaces at a frequency necessary to maintain a first class appearance.

II.            HVAC

D-1-1

A.            Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one (I) person per one hundred fifty (150) square feet of useable floor area served, and a combined lighting and standard electrical load of 3.0 watts per square foot of useable floor area. In the event Tenant introduces into the Premises personnel or equipment which overloads the system's ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing and supplementary system(s) may be required and installed by Landlord at Tenant's expense, if within fifteen (15) days Tenant has not modified its use so as not to cause such overload.

Operating criteria of the basic system are in accordance with the Massachusetts Energy Code and shall not be less than the following:

(i)	Cooling season indoor temperatures of not in excess of 73-79 degrees Fahrenheit when outdoor temperatures are 91 degrees Fahrenheit ambient.

(ii)	Heating season minimum room temperature of 68-75 degrees Fahrenheit when outdoor temperatures are 6 degrees Fahrenheit ambient.

B.            Landlord shall provide heating, ventilating and air conditioning as normal seasonal changes may require during the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday (legal holidays in all cases excepted).

If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating during any other time period, Landlord shall use Landlord's best efforts to furnish such services for the area or areas specified by request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day preceding the extra usage. Landlord shall charge Tenant for such extra-hours usage at reasonable rates customary for first-class office buildings in the Boston Suburban market, and Tenant shall pay Landlord, as Additional Rent, upon receipt of billing therefor.

III.           ELECTRICAL SERVICES

A.            Landlord shall provide electric power for a combined load of 4.0 watts per square foot of useable area for lighting and for office machines through standard receptacles for the typical office space.

D-1-2

B.
In the event that Tenant has special equipment (such as computers and reproduction equipment) that requires either 3-phase electric power or any voltage other than 120 volts, or for any other usage in excess of 4.0 watts per square foot, Landlord may at its option require the installation of separate metering (Tenant being solely responsible for the costs of any such separate meter and the installation thereof) and direct billing to Tenant for the electric power required for any such special equipment.

C.
Landlord will furnish and install, at Tenant's expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant's expense.

IV.            ELEVATORS

Provide passenger elevator service.

V.             WATER

Provide hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

VI.            BUILDING DIRECTORY

Provide a building directory.

VII.          CARD ACCESS SYSTEM

Landlord will provide a card access system at one entry door of the building.

D-1-3

EXHIBIT E

FORM OF CERTIFICATE OF INSURANCE

ACORD. CERTIFICATE OF LIABILITY INSURANCE DATE (MM/DD/YY)

PRODUCER

109722-ALL-GL-06-07

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

COMPANIES AFFORDING COVERAGE

COMPANY A

COMPANY B

COMPANY C

COMPANY D

INSURED

COVERAGES This certificate supersedes and replaces any previously issued certificate.

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
	GENERAL LIABILITY				GENERAL AGGREGATE	$
	COMMERCIAL GENERAL LIABILITY				PRODUCTS - COMP/OP AGG	$
	CLAIMS MADE / OCCUR				PERSONAL & ADV INJURY	$
	OWNER'S & CONTRACTOR'S PROT				EACH OCCURRENCE	$
					FIRE DAMAGE (Any one fire)	$
					MED EXP (Any one person)	$
	AUTOMOBILE LIABILITY				COMBINED SINGLE LIMIT	$
	ANY AUTO					
	ALL OWNED AUTOS				BODILY INJURY (Per person)	$
	SCHEDULED AUTOS					
	HIRED AUTOS				BODILY INJURY (Per accident)	$
	NON-OWNED AUTOS					
					PROPERTY DAMAGE	$
	GARAGE LIABILITY				AUTO ONLY - EA ACCIDENT	$
	ANY AUTO				OTHER THAN AUTO ONLY	
					EACH ACCIDENT	$
					AGGREGATE	$
	EXCESS LIABILITY				EACH OCCURRENCE	$
	UMBRELLA FORM				AGGREGATE	$
	OTHER THAN UMBRELLA FORM					$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY				X WC STATUTORY LIMITS / OTHER	
	THE PROPRIETOR/ PARTNERS/EXECUTIVE OFFICERS ARE: INCL / EXCL				EACH ACCIDENT	$
					DISEASE - POLICY LIMIT	$
					DISEASE - EACH EMPLOYEE	$
	OTHER					

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

CERTIFICATE HOLDER NYC-002611111-01

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE INSURANCE COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE

Nancy Bartolino — Nancy Bartolino

ACORD 25 (11/95)

© ACORD CORPORATION 1988

E-1

ACORD

EVIDENCE OF PROPERTY INSURANCE

DATE (MM/DD/YYYY)

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE OF PROPERTY INSURANCE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

AGENCY PHONE (A/C, No, Ext):	COMPANY
FAX (A/C, No): E-MAIL ADDRESS:	
CODE: SUB CODE:	
AGENCY CUSTOMER ID #:	
INSURED	LOAN NUMBER POLICY NUMBER
	EFFECTIVE DATE EXPIRATION DATE ☐ CONTINUED UNTIL TERMINATED IF CHECKED
	THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION

LOCATION/DESCRIPTION

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

COVERAGE / PERILS / FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE

REMARKS (Including Special Conditions)

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL ______ DAYS WRITTEN NOTICE TO THE ADDITIONAL INTEREST NAMED BELOW, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

ADDITIONAL INTEREST

NAME AND ADDRESS	☐ MORTGAGEE ☐ ADDITIONAL INSURED ☐ LOSS PAYEE
	LOAN #
	AUTHORIZED REPRESENTATIVE

ACORD 27 (2006/07)

© ACORD CORPORATION 1993-2006. All rights reserved.
The ACORD name and logo are registered marks of ACORD

E-2

EXHIBIT F
TELLABS EQUIPMENT

F-1

EXHIBIT B

DEPICTION OF PREMISES

[See attached]

B-1

Exhibit B

2nd Floor
271 Mill Road
Chemlsford
14,623 RSF DA AWATCH
SIEMENS
COMMON AREA

Richards Barry Joyce & Partners, LLC
53 State Street Boston, Massachusetts 02109
Tel 617.439.6000 Fax 617.439.9707 www.rbjrealestate.com